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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OWENS-ILLINOIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OWENS-ILLINOIS, INC.

NOTICE AND PROXY STATEMENT

For

The Annual Meeting of Share Owners

To Be Held

Thursday, May 12, 2016

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting,
please submit your proxy or voting instructions as soon as possible.

OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Dear Owens-Illinois, Inc. Share Owner:

        You are cordially invited to attend the Annual Meeting of the share owners of Owens-Illinois, Inc. (the "Company") to be held on Thursday, May 12, 2016, at 9:00 a.m. in Plaza 2 of the O-I World Headquarters, Perrysburg, Ohio for the purpose of considering and voting upon the following matters:

  1.
  The election of 12 directors, each to serve for a term of one year;

  2.
  The ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016;

  3.
  An advisory vote to approve named executive officer compensation; and

  4.
  Such other business as may properly be presented for action at the meeting or any postponement(s) or adjournment(s) thereof.

        Enclosed is a Proxy Statement that provides information concerning the Company and nominees for election to the Board of Directors (the "Board"), the selection of Ernst & Young LLP as the Company's independent registered public accounting firm, and an advisory vote to approve named executive officer compensation. The Company intends to commence distribution of this notice and the accompanying Proxy Statement and proxy card on or about April 1, 2016.

        The Board fixed the close of business on March 16, 2016, as the record date for the determination of share owners owning the Company's Common Stock, par value $.01 per share, entitled to notice of, and to vote at, the Annual Meeting.

        Enclosed is a proxy card that provides you with a convenient means of voting on the matters to be considered at the meeting, whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held of record in more than one name, all holders of record should sign the proxy card. If you are a share owner of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

  •
  FOR all of the Board nominees for election to the Board of Directors;

  •
  FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016;

  •
  FOR the advisory vote to approve named executive officer compensation; and

  •
  In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

        If you wish to have your shares voted for all of the Board nominees, for the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016, and for the advisory vote to approve named executive officer compensation, you need not mark your votes on the proxy card, but need only sign, date it, and return it in the enclosed envelope. As an alternative to returning the proxy card, you may use the Internet or telephone to submit your proxy as described in the enclosed Proxy Statement and on the proxy card.

        We sincerely appreciate your interest in and support of Owens-Illinois, and we hope to see you at the Annual Meeting.

By order of the Board of Directors,
ANDRES A. LOPEZ Chief Executive Officer
JOSEPH J. O'HARA, JR. Secretary

April 1, 2016
Perrysburg, Ohio

i

ii

 OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS
To Be Held May 12, 2016

        The Annual Meeting of the share owners of Owens-Illinois, Inc. (the "Company") will be held on Thursday, May 12, 2016, at 9:00 a.m. in Plaza 2 of the O-I World Headquarters, Perrysburg, Ohio. At the Annual Meeting, share owners will: (1) vote to elect 12 directors, each to serve a term of one year; (2) consider the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016; and (3) participate in an advisory vote to approve named executive officer compensation.

        This Proxy Statement has been prepared in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about April 1, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 12, 2016

        The Securities and Exchange Commission has adopted a "Notice and Access" rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to share owners in lieu of a paper copy of the proxy statement and related materials and the Company's 2015 Annual Report to share owners. The Notice of Internet Availability provides instructions as to how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

        The Notice of Annual Meeting and Proxy Statement, the Company's 2015 Annual Report to share owners and the Stakeholder Letter are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Who May Vote

        You will be entitled to vote at the Annual Meeting if you are a share owner of record as of the close of business on March 16, 2016 (the "record date"). At the close of business on the record date, 161,907,132 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company's 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

How to Vote

        Shares of Common Stock can be voted at the Annual Meeting only if the share owner is present in person or represented by proxy. If shares are owned of record in the share owner's name, the share owner may cause these shares to be voted at the Annual Meeting in one of four ways:

Vote by Internet

        A share owner can choose to submit a proxy over the Internet at www.proxyvote.com. The deadline for submitting a proxy over the Internet is 11:59 p.m., Eastern Time, on May 11, 2016. In order to vote by Internet, share owners should make sure to have the control number found on the proxy card, follow the voting instructions and confirm that their votes have been accurately recorded. If a proxy is submitted over the Internet, the share owner does not need to return the proxy card.

Vote by Telephone

        A share owner can also submit its proxy by telephone by calling the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. The deadline for submitting a proxy by telephone is 11:59 p.m., Eastern Time, on May 11, 2016. To submit a proxy, the share owner must enter the control number listed on the proxy card and follow the recorded instructions. If a proxy is submitted by telephone, the share owner does not need to return the proxy card.

Vote by Mail

        If the share owner chooses to submit its proxy by mail, the share owner is required to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The deadline for Broadridge to receive and count a proxy by mail is 11:59 p.m., Eastern Time, on May 11, 2016.

Vote in Person

        Share owners can choose to vote in person by ballot at the Annual Meeting. At the meeting, the share owner will need to request a ballot to vote these shares.

Further Instructions Regarding "How to Vote"

        The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

        Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares. Share Owners who hold their shares beneficially in street name can also choose to vote in person by ballot at the Annual Meeting, but must have a legal proxy with them executed by the nominee in order for their vote to count. At the meeting, the share owner will need to request a ballot to vote these shares.

        The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners' instructions. If no instructions are given, proxies will be voted (a) to elect the 12 nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2017; (b) to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016; (c) to approve the compensation of the Company's named executive officers; and (d) in the discretion of the proxy holders as to any other business that may properly come before the meeting.

Revocability of Proxies

        Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing or at the 2016 Annual Meeting; (b) submitting a later dated proxy; or (c) attending the Annual Meeting in person and voting at the meeting.

Vote Required to Approve Matters

        There must be a quorum for the transaction of business at the meeting. A quorum is the presence at the meeting of a number of shares that are either present or represented by proxy, constituting a majority of the outstanding shares entitled to vote at the meeting. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting in person, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

        Proposal One.    Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote thereon at a meeting of the share owners for the election of directors at which a quorum is present (an "Election Meeting"); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a "Contested Election"), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of electing directors, a "majority of the votes cast" means that the number of votes cast "for" a candidate for director exceeds the number of votes cast "against" that director (with "abstentions" and "broker non-votes" not counted as votes cast as either "for" or "against" such director's election). In an election other than a Contested Election, share owners will be given the choice to cast votes "for" or "against" the election of directors or to "abstain" from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, share owners will be given the choice to cast "for" or "withhold" votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

        Proposal Two.    The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

        Proposal Three.    The affirmative vote of a majority of the stock having voting power present in person or represented by proxy is required for the advisory vote to approve named executive officer compensation. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

Other Matters

        Management of the Company does not know of any matter that will be presented for action at the 2016 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should properly be brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders' discretion.

PROPOSAL 1:
ELECTION OF DIRECTORS

General

        The Board currently consists of 12 members whose terms expire at this year's Annual Meeting. Pursuant to the Nominating/Corporate Governance Committee's Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the "Policies and Procedures"), the Committee reviewed the qualifications, performance and circumstances of each incumbent director. After completing its review, the Committee proposed all incumbent directors for re-election except for Albert P. L. Stroucken and Thomas L. Young. Mr. Stroucken will retire as Executive Chairman of the Board on May 12, 2016 and therefore is not standing for re-election. Mr. Young has reached the age of 72 and, consistent with the Policies and Procedures, was not nominated by the Committee for re-election. The Board approved the Committee's recommendation regarding the incumbent directors and also approved the Committee's proposal that two new candidates stand for election, Andres A. Lopez and Joseph J. DeAngelo, to fill the two vacancies. The education and professional histories of these two nominees are provided below.

Information on Nominees

        The Board, at the recommendation of the Nominating/Corporate Governance Committee, has nominated 12 persons for election as directors to serve for a one year term expiring at the 2017 Annual Meeting of share owners and until their successors have been elected. The nominees of the Board are Gary F. Colter, Joseph J. DeAngelo, Gordon J. Hardie, Peter S. Hellman, Anastasia D. Kelly, Andres A. Lopez, John J. McMackin, Jr., Alan J. Murray, Hari N. Nair, Hugh H. Roberts, Carol A. Williams and Dennis K. Williams. Except for Messrs. Lopez and DeAngelo, each nominee is currently serving as a director of the Company and each nominee, including Messrs. Lopez and DeAngelo, has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other Board nominees. The Board, however, expects all of its nominees to be available to serve.

        Following is information on the persons nominated for election to the Board at the 2016 Annual Meeting:

Nominees—To be elected for terms expiring at the 2017 Annual Meeting

Gary F. Colter, Age 70	Director since 2002

Mr. Colter has been the President of CRS Inc., a corporate restructuring and strategy management consulting company, since 2002. Prior thereto, Mr. Colter had over 34 years of executive experience (27 years as a partner) at KPMG Canada, during which he developed valuable financial and accounting expertise while overseeing Canadian and global financial advisory services practices of KPMG. He served as the Vice Chair of KPMG Canada from 2000 to 2002, the Global Managing Partner, Financial Advisory Services, of KPMG International from 1998 to 2000 and as Vice Chairman of KPMG Canada from 1989 to 1998. During his long career in advisory services, Mr. Colter has led the restructurings of many major North American companies. In addition, Mr. Colter has extensive experience as a director on the boards of both private and public companies, regularly attends external continuing education offerings and has substantial training and experience in corporate governance. He is a director of CIBC (since 2003), Core-Mark Holding Company, Inc. (since 2004) and Revera Inc. (since 2006) and currently serves on the corporate governance committees of each of those boards. Mr. Colter served as Chairman of the Board of Canadian Pacific Railway Limited from May 2014 to July 2015, where he had served as a director since 2012. Previously, he was a director of Saskatchewan Wheat Pool (2003-2006). Mr. Colter received a bachelor of arts in business administration from the Richard Ivey School of Business, and is a Fellow Chartered Accountant. Mr. Colter's extensive business, financial and accounting experience and education, experience with a broad range of North America markets, financial reporting expertise, extensive director experience and corporate governance training qualify him to serve on the Company's Board.

Joseph J. DeAngelo, Age 54	Director Nominee

Mr. DeAngelo has been the Chairman of the Board, President and Chief Executive Officer of HD Supply Holdings Inc., one of the largest industrial distributors in North America, since March 2015. He served as President and Chief Executive Officer since January 2005. Previously, Mr. DeAngelo served as Executive Vice President and Chief Operating Officer of The Home Depot from January 2007 to August 2007. While at The Home Depot, Mr. DeAngelo also served as President and Chief Executive Officer of Home Depot Supply (2005-2007), Senior Vice President, Home Depot Supply (2005-2006), Senior Vice President, Home Depot Supply, Pro Business and Tool Rental (2005) and Senior Vice President, Pro Business and Tool Rental (2004-2005). Mr. DeAngelo previously served as Executive Vice President of The Stanley Works from March 2003 through April 2004. From 1986 until April 2003, Mr. DeAngelo held various positions with GE. His final position with GE was as President and Chief Executive Officer of General Electric TIP/Modular Space. Mr. DeAngelo currently serves as a board member of the HD Supply Holdings Inc. (since 2007). He is also on the board of trustees of the Shepherd Center Foundation and on the CEO Advisory Council of the Cristo Rey Atlanta Jesuit High School. Mr. DeAngelo holds a bachelor's degree in accounting and economics from the State University of New York at Albany. Mr. DeAngelo has over 32 years of global operating experience, including 17 years in various leadership roles, and that, along with his knowledge of strategic planning and global business experience, qualify him to serve on the Company's Board.

Gordon J. Hardie, Age 52	Director since 2015

Mr. Hardie currently serves as Managing Director, Bunge Food & Ingredients, a global company that operates in agribusiness, sugar and bioenergy, food and ingredients and fertilizer. Mr. Hardie has been Managing Director since 2011. At Bunge, Mr. Hardie currently serves as a member of the Executive Committee and has led the global Operational Excellence program for Bunge Ltd since 2013. Prior to joining Bunge, Mr. Hardie was a Managing Director at Morningside Partners, an M&A Advisory firm he established in 2009. Mr. Hardie previously held senior management positions at Goodman Fielder, including Managing Director (2004-2009), Sales and Marketing Director and Marketing Innovation Director (2002-2003). He was named Group General Manager, Marketing at SouthCorp Wines in 2000 and Vice President, Regional Markets, Asia Pacific at Foster's Brewing Group in 1999. Before immigrating to Australia in 1999, Mr. Hardie was Regional Director for the Americas and Asia Pacific Regions at Pernod Ricard Irish Distillers. Mr. Hardie holds a B.A. from the University College Cork and an M.B.A. from University College, Dublin Smurfit Graduate School of Business and has completed the Advanced Management Program and the AVIRA CEO Program at INSEAD. Since 2013, Mr. Hardie has served on the board of Zaklady Tluszcowe Kruszwica. Mr. Hardie also serves on the North American Advisory Board of the Smurfit Graduate School of Business, University College Dublin. Mr. Hardie's extensive business leadership skills, his global business experience, and broad food and spirits industry knowledge qualify him to serve on the Company's Board.

Peter S. Hellman, Age 66	Director since 2007

Mr. Hellman retired in 2008 after a long career with large, multinational companies in both financial and operating executive positions. Mr. Hellman has over 40 years of financial analysis experience and has been involved with investor relations for over 35 years. He was an executive with Nordson Corporation from 2000 to 2008, where he served as President and Chief Financial and Administrative Officer from 2004 to 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Nordson is a global leader in providing capital equipment to the packaging industry. Mr. Hellman also served as a director of Nordson from 2001 to 2008. Prior thereto, Mr. Hellman was with TRW Inc. for 10 years and held various positions, the most recent of which was President and Chief Operating Officer. During his tenure as a financial executive, Mr. Hellman obtained significant reporting expertise and substantial experience in corporate transactions. Mr. Hellman also has extensive experience as a director of both public and private companies, and has been serving on public company boards for over 16 years. He is currently a director of Baxter International, Inc. (since 2005) and The Goodyear Tire and Rubber Company (since 2010). Mr. Hellman also serves on the board of the Holden Arboretum and LifeBanc. Through his significant board and management experience, Mr. Hellman has obtained extensive training in executive compensation matters and corporate governance practices. Mr. Hellman received a bachelor of arts degree from Hobart College and a master of business administration in finance from Case Western Reserve University. Mr. Hellman's long career and financial and operating experience, business leadership skills, extensive board experience and knowledge of executive compensation and corporate governance matters qualify him to serve on the Company's Board.

Anastasia D. Kelly, Age 66	Director since 2002

Ms. Kelly is Co-Managing Partner (Americas) in the law firm of DLA Piper (Partner since 2010 and Co-Managing Partner since 2013). From 2006 to 2010, she was the Vice Chairman—Legal, Human Resources, Corporate Communication and Corporate Affairs of American International Group, Inc. ("AIG"), and through that senior management position she obtained experience handling corporate issues across the enterprise. Prior to joining AIG, Ms. Kelly was an executive and general counsel of several large, publicly traded companies, including MCI, where she was the Executive Vice President and General Counsel from 2003 to 2006, Sears, Roebuck and Co., where she was the Senior Vice President and General Counsel from 1999 to 2003, and Fannie Mae, where she was the Senior Vice President from 1996 to 1999 and General Counsel and Secretary from 1995 to 1999. Ms. Kelly was a director of Saxon Capital from 2004 to 2008, and is currently a director of Huntington Ingalls Industries, Inc. (since 2011) and sits on the board of numerous philanthropic organizations. Ms. Kelly received a bachelor of arts, cum laude, from Trinity University DC and a juris doctorate, magna cum laude, from George Washington Law School. Ms. Kelly's broad legal expertise and knowledge, extensive understanding of regulatory, compliance and securities issues involving public companies and financial institutions, significant experience in corporate governance issues and substantial business management skills qualify her to serve on the Company's Board.

Andres A. Lopez, Age 53	Director Nominee

Mr. Lopez has served as the President and Chief Executive Officer of Owens-Illinois since January 2016. He has been with the Company since 1986 and held several positions before becoming Chief Executive Officer, most recently serving as Chief Operating Officer (2015). He has also served as President of O-I Americas (2014-2015); President of O-I's Latin America operations (2009-2015); and Vice President of O-I's global manufacturing and engineering business unit (GMEC) (2006-2009). In 2004, he moved to the Company's headquarters in Ohio to serve as Vice President of Finance and Administration for the North America region, becoming Vice President of Manufacturing for North America in 2005. Mr. Lopez held a number of other manufacturing assignments before 2005. In 1996 he moved to Brazil, first serving as Plant Manager for the Rio de Janeiro plant, and then for the São Paulo plant. In 1999 he was named General Manager of O-I Peru. Mr. Lopez began his career at Owens-Illinois as an Engineer at one of the Columbian plants. He holds a Bachelor of Science in production engineering from EAFIT University in Medellin, Colombia, and has attended the Executive Education Program at Stanford University in California. He speaks English and Portuguese, in addition to his native Spanish. Mr. Lopez' long experience in manufacturing, leadership skills and global business experience with the Company over the past 30 years qualify him to serve on the Company's Board.

John J. McMackin, Jr., Age 64	Director since 1994

Mr. McMackin is a principal of Williams & Jensen, PLLC, one of the nation's leading, independently owned government affairs law firms. During his long legal career spanning over 30 years, Mr. McMackin has had varied experience in many areas of corporate law, environmental law, financial regulation, complex litigation and other areas of law and regulation. He has been a director of the Judicial Evaluation Institute since 1990. Mr. McMackin received a bachelor of arts degree, summa cum laude, from the University of Notre Dame and juris doctorate from Yale Law School and he is a member of the District of Columbia Bar. Mr. McMackin's legal expertise, knowledge of government and regulation and long experience with the Company and the glass industry qualify him to serve on the Company's Board.

Alan J. Murray, Age 62	Director since 2015

Mr. Murray retired as an executive in 2008 after serving as Managing Board Member for North America for Heidelberg Cement AG, a German multinational building materials company. Mr. Murray took on this role after Heidelberg's 2007 acquisition of Hanson PLC, where Mr. Murray served as Chief Executive Officer. Previously, Mr. Murray served as Chief Executive Officer of Hanson Building Materials America, where he handled a business that was 50% of Hanson's overall operations. While at Hanson, Mr. Murray also served as Finance Director (1997-1998), Assistant Finance Director (1995-1997), Division Finance Director (1993-1995), and Divisional Financial Controller (1988-1993). Between 1978 and 1988, he held various financial roles at Chloride Group PLC and Burton Group PLC. Mr. Murray is a qualified Chartered Management Accountant and has a Bachelor's Degree in Economics and Marketing from Lancaster University in the United Kingdom. Mr. Murray currently serves on the public boards of Heidelberg Cement AG (since 2010) and Wolseley PLC (since 2013). Mr. Murray's extensive business leadership skills, executive and board experience, global business and financial reporting expertise qualify him to serve on the Company's Board.

Hari N. Nair, Age 56	Director since 2013

Mr. Nair served as the Chief Operating Officer ("COO") of Tenneco Inc., a Fortune 500 company with revenues of $8.0 billion, from 2010 until his retirement in early 2015. Mr. Nair also served as a member of the Tenneco Board of Directors from 2009 until his retirement. Prior to his assignment as COO, Mr. Nair served as President, International Group, where he was responsible for managing Tenneco's business operations and capitalizing on growth opportunities in Europe, South America and Asia-Pacific. Beginning in 1987, Mr. Nair assumed positions at Tenneco of increasing responsibility across various functions of strategic planning, business development, quality and operations. Before joining Tenneco, Mr. Nair was a senior financial analyst at General Motors Corporation and a plant manager for American Water Company. Mr. Nair previously served as a board member of Tenneco Inc. from 2009 to 2015. Mr. Nair received a bachelor of science in engineering from Bradley University, a master of business administration from the University of Notre Dame and completed the Advanced Management Program at Harvard Business School. Mr. Nair's extensive manufacturing experience leading large business operations, global business experience, strategic planning and executive leadership skills and financial reporting expertise qualify him to serve on the Company's Board.

Hugh H. Roberts, Age 64	Director since 2007

Mr. Roberts retired in 2007 after working over 30 years with Kraft Foods, Inc. where he obtained profit and loss management and analysis experience and global experience in sales, marketing and strategic planning. He was the President of Kraft Foods International Commercial from 2004 to 2007, President, Kraft Foods International Asia Pacific from 2001 to 2003 and, prior thereto, President, KFI Central & Eastern Europe Middle East & Africa Region from 1996 to 2001. While with Kraft, Mr. Roberts completed numerous training programs for executives and obtained substantial training in marketing, strategic analysis, corporate governance and executive compensation. Mr. Roberts received a bachelor of arts, magna cum laude, from Harvard College and a master of business administration from Harvard Business School. Mr. Robert's extensive business leadership skills, his management experience overseas in emerging markets and his substantial education and experience in management and corporate governance issues qualify him to serve on the Company's Board.

Carol A. Williams, Age 58	Director since 2014

Ms. Williams retired in early 2015 after serving as a special advisor to the Chief Executive Officer at Dow Chemical Company, a diversified chemical company. Prior to her special advisor role, she served as Dow's Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams' 34 year history at Dow, she assumed increasingly more significant management positions in R&D before becoming operations leader and then Vice President for the chlor-alkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010. Ms. Williams became a board member at Olin Corporation in November

2015. She previously served as a board member at Zep, Inc. from 2012 to 2015. She received a bachelor's degree in chemical engineering from Carnegie Mellon University in Pittsburgh, PA. In 2009, she was selected as an Alumnae of the year at Carnegie Mellon University. Ms. Williams received the 2010/2011 Woman of the Year Award from the National Association of Professional Women and in 2014, received the Junior Achievement Laureate award of Mid Michigan. Ms. Williams' extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development qualify her to serve on the Company's Board.

Dennis K. Williams, Age 70	Director since 2005

Mr. Williams retired in 2006 after long and extensive service as an executive. Before retiring, Mr. Williams was with IDEX Corporation, a publicly traded corporation that manufactures and markets proprietary engineered industrial products. He was Chairman of the Board at IDEX from 2000 to 2006 and President and Chief Executive Officer from 2000 to 2005. Prior to joining IDEX, Mr. Williams had over ten years of executive experience with GE and its subsidiaries. During his time with GE, Mr. Williams held multiple executive leadership positions with subsidiaries in Italy, Canada and the United States. His last position with GE was as the President and Chief Executive Officer of GE Power Systems Industrial Products from 1998 to 2000, and in that role Mr. Williams was responsible for a $4 billion global manufacturing and service business based in Florence, Italy. In addition, Mr. Williams has held directorships at publicly traded companies for over nine years and has been a director of AMETEK, Inc. (since 2006) and Actuant Corporation (since 2006). From 2001 to 2007, Mr. Williams was also a director of the Washington Group International, where he obtained valuable knowledge regarding restructuring and capital markets transactions by helping to guide Washington's emergence from bankruptcy and subsequent sale. Through his board membership and various executive positions, Mr. Williams has acquired substantial training in corporate governance and developed valuable financial reporting expertise. Mr. Williams received a bachelor of science in aeronautical engineering from the Georgia Institute of Technology and attended the Program for Management Development at Harvard Business School. Mr. Williams' extensive experience in leading businesses in international markets, executive leadership skills, significant public company board experience, financial reporting expertise and corporate governance training qualify him to serve on the Company's Board.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES IDENTIFIED ABOVE.

 GOVERNANCE INFORMATION

Board Leadership Structure

        The Company has no fixed policy on whether the roles of Board Chairman and Chief Executive Officer should be separate or combined. However, during 2015, the Board considered again the possible separation of the role of Board Chair from the role of CEO. The Board's deliberations revisited the benefits of creating a structure where the Board Chair could better exercise independent judgment focused on the long term interests of the Company's share owners. The Board initially examined this opportunity in light of the December 31, 2015 retirement of the Company's CEO and Board Chair, Albert P. L. Stroucken, and the assumption of the CEO responsibilities by Andres A. Lopez.

        As a result of its deliberations, the Board decided that the roles of the Board Chair and CEO would be separated as of January 1, 2016, with Mr. Stroucken maintaining his position of Board Chair until the Company's Annual Meeting in May 2016 at which time Mr. Stroucken would retire from the Board and the Board would select an independent member of the Board elected at the Annual Meeting to become its Independent Board Chair ("IBC"). At the time that the new IBC is selected, the Company will eliminate the role of Lead Director.

        The primary responsibility of the IBC will be to make the Board as effective as possible in fulfilling its oversight responsibility for the Company and to ensure that the Company derives the most benefit from the experience, education and skills of individual Board members.

        In fulfilling this primary responsibility, the IBC will be expected to be a leader of his/her peers by taking personal responsibility for delivering excellence in the boardroom. This will mean helping shape meeting agendas, ensuring open communication, meaningful participation and constructive debate and focusing on appropriate follow through regarding Board conclusions and recommendations.

        It is also expected that the IBC will maintain regular communications with other Board members, with the frequency and depth of communications dependent on the issues that are the current focus of the Company. In addition, the IBC will act as a sounding board for the CEO, as well as other members of senior management. In separating the roles of CEO and IBC, the Board has expressly decided that it does not want the IBC to be perceived as "managing the Company" or as an "executive chair" in the eyes of management or the Company's investors.

        As the leader of the Board, the IBC will be expected to take the lead in connection with the Board's self-assessment process and the follow through necessary to improve the Board's overall oversight of the Company. Moreover, the Board will expect the IBC to assume a leadership role in CEO succession planning.

Executive Sessions

        The Company's non-management directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussion between the Board and the CEO and separately among the non-management directors of the Board. The Board believes this approach effectively complements the Company's Board leadership structure. The non-management directors met nine times in executive session in 2015 without management present, and the independent directors met once in executive session in 2015. These executive sessions will continue after the creation of the IBC role.

Risk Oversight

        The Board recognizes that an important part of its responsibilities is to evaluate the Company's exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Risk Oversight Committee and the Audit Committee, as discussed in the descriptions of the committees below. The committees report to the Board and matters of particular importance or concern, including any significant areas of risk faced by the Company, are discussed by the entire Board. In addition, the Board meets with the Company's regional presidents on a rotating basis to review risk exposure with respect to the Company's strategic plans and objectives in order to improve long-term organizational performance.

General Board Responsibilities

        The Board has the ultimate authority for overseeing the management of the Company's business. The Board also identifies and evaluates candidates for, and ultimately appoints the Company's officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their and the Company's performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

        The vast majority of the members of the Board are "independent" in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director of the Company under the listing standards of the New York Stock Exchange: Gary F. Colter, Gordon J. Hardie, Peter S. Hellman, Anastasia D. Kelly, Alan J. Murray, Hari N. Nair, Hugh H. Roberts, Carol A. Williams, Dennis K. Williams and Thomas L. Young. The Board has also affirmatively determined that the director nominee, Joseph J. DeAngelo, is independent. In making this determination, the Board has determined that none of these directors or nominees has any material relationships with the Company other than their roles as directors.

Board Member Stock Ownership

        The Board has established stock ownership guidelines for its members. Each member of the Board is required to own shares of the Company's Common Stock having a value equal to five times the director's annual cash retainer. New directors have four years from the date of joining the Board to attain the required stock ownership. Until the stock ownership guidelines are met, directors are required to retain 100% of the "net profit shares" acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Size

        The Board currently consists of 12 members. Under the Company's Third Restated Certificate of Incorporation, the maximum size of the Board is 12 members.

Board Meeting Attendance

        In 2015, the full Board met twelve times. Each member of the Board attended more than 75% or more of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member. Attendance at Board and committee meetings during 2015 averaged over 97% for directors as a group.

        The Company does not have a policy with regard to Board members' attendance at Annual Meetings, although members of the Board are encouraged to attend. All members of the then current Board attended the 2015 Annual Meeting.

Corporate Governance Guidelines

        A copy of the Company's Corporate Governance Guidelines is available on the "Investors" section of the Company's website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company's website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company's website are neither a part of this Proxy Statement nor incorporated by reference.

Board Nominees

        The Nominating/Corporate Governance Committee (the "Committee") is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the "Policies and Procedures"), copies of which are available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Pursuant to the Policies and Procedures, candidates for the Board must demonstrate strong leadership in their particular field, and have broad business experience and the ability to exercise sound business judgment. In addition, candidates must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the share owners. Candidates must also be willing to devote sufficient time to carry out their duties and responsibilities effectively, and be committed to serve on the Board for an extended period of time.

        The Policies and Procedures require the Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based on the totality of the candidate's background, skills, experience and expertise and the composition of the Board at the time. The Policies and Procedures also state the Committee's belief that diversity is an important attribute of a well-functioning Board and the Policies and Procedures, the Guidelines and the Committee's Charter each require the Committee to take into consideration the benefits of having Board members who reflect a diversity of age, gender, ethnicity and country of citizenship.

        The Company maintains a skills matrix, and actively monitors the skills, experience and expertise of all its individual directors with an eye towards ensuring that the Board is balanced with respect to key skill sets. Given that the Company is a large global public manufacturing company, many of the Board's directors have skills and experience relating to similar organizations. The Board also has strong skills, experience and expertise in other areas, including finance and capital allocation, mergers and acquisitions, strategic planning and corporate governance. The Committee considers the skills, experience and expertise of Board members expected to retire or leave the Board in the near future when it identifies candidates for Board membership. The Committee also considers in its nomination processes the recommendations of current Board members regarding particular skills that could improve the ability of the Board to carry out its responsibilities.

        The Committee will consider potential candidates for director who have been recommended by the Company's directors, the CEO, other members of senior management and share owners. Outside consultants may also be employed to help identify potential candidates. Pursuant to its Policies and Procedures, the Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Committee discuss and evaluate possible candidates in detail, and determine which individuals to consider in more depth. Once a candidate is identified whom the Committee wants to move toward nomination, one or more members of the Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described under the heading "2017 Annual Meeting of Share Owners."

        The performance of incumbent members of the Board is evaluated annually by the Committee. Incumbent directors who continue to satisfy the Committee's criteria for Board membership and whom the Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term. For reasons noted above, Messrs. Stroucken and Young have not been nominated for re-election. In addition, Messrs. Lopez and DeAngelo have been nominated to stand for election at the Annual Meeting, having met the personal and professional characteristics identified in the Policies and Procedures.

Code of Business Conduct and Ethics

        The Company has a Global Code of Business Conduct and Ethics (the "Code") that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Communicating With the Board

        Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), the Lead Director (through the Annual Meeting), the Independent Board Chair (after the Annual Meeting), any Board committee or any chair of any such committee. To communicate with the Board, the Lead Director, the Independent Board Chair, any individual directors or any group or committee of directors, correspondence should be addressed to the "Board of Directors" or any such individual directors or group or committee of directors by either name or title. All such correspondence should be addressed to the "Secretary" at Owens- Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressees. In the case of communications to the Board or any group or committee of directors, the Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

 BOARD AND COMMITTEE MEMBERSHIP

        There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Risk Oversight Committee. Subject to applicable provisions of the Company's By-Laws and Corporate Governance Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors.

Current Committee Membership

        Directors currently serving on committees of the Board and the number of meetings held in 2015 by the committees are identified below.

Name	Audit	Compensation	Nominating/ Corporate Governance	Risk Oversight
Independent Directors:
Gary F. Colter		X	Chair
Gordon J. Hardie(1)				X
Peter S. Hellman	Chair	X
Anastasia D. Kelly			X	Chair
Alan J. Murray(2)	X
Hari N. Nair(3)	X	Chair
Hugh H. Roberts(4)		X	X
Carol A. Williams		X		X
Dennis K. Williams(5)		X	X
Thomas L. Young	X			X
Non-Independent Directors:
John J. McMackin, Jr.				X
Albert P. L. Stroucken				X
Number of meetings in 2015	9	7	5	5

(1)
On May 12, 2015, Mr. Hardie began serving as a director of the Company. He also began serving as a member of the Risk Oversight Committee.

(2)
On May 12, 2015, Mr. Murray began serving as a director of the Company. He also began serving as a member of the Audit Committee.

(3)
On May 12, 2015, Mr. Nair began serving as the Chair of the Compensation Committee after Mr. Roberts resigned that position.

(4)
On May 12, 2015, Mr. Roberts resigned from his position as Chair of the Compensation Committee, but continued to serve as a member of the Committee. At this time, Mr. Roberts also began serving on the Nominating/Corporate Governance Committee.

(5)
On May 12, 2015, Mr. Williams began serving as a member of the Nominating/Corporate Governance Committee and rotated off the Audit Committee.

Audit Committee

        The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company's financial statements and internal controls; (b) the Company's compliance with legal and regulatory requirements; (c) the independent registered public accounting firm's qualifications and independence; and (d) the performance of the Company's internal audit function and of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act. The Board has determined that Mr. Hellman, the chair of the Audit Committee, Mr. Murray and Mr. Young are each qualified as an "audit committee financial expert" within the meaning of Securities and Exchange Commission ("SEC") regulations and that all of the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation Committee

        The Compensation Committee assists the Board with respect to compensation of the Company's directors, officers and employees. In carrying out such responsibilities, the Compensation Committee administers the Amended and Restated 1997 Equity Participation Plan, the Second Amended and Restated 2005 Incentive Award Plan, the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., the Company's annual bonus plans and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company.

        The Compensation Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Compensation Committee. A copy of the Compensation Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the Compensation Committee is an "independent director" under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors and recommending that the Board select the candidates for all directorships to be filled by share owners or the Board; (b) developing and recommending to the Board a set of corporate governance principles contained in the Company's Corporate Governance Guidelines and Global Code of Business Conduct and Ethics; (c) overseeing the evaluation of the Board and management of the Company; (d) taking a leadership role in shaping the corporate governance of the Company; (e) overseeing management succession planning and development; and (f) overseeing the Company's Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

        The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Nominating/Corporate Governance Committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the Nominating/Corporate Governance Committee is an "independent director" under the New York Stock Exchange listing standards.

        The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described under the heading "2017 Annual Meeting of Share Owners."

Risk Oversight Committee

        The Risk Oversight Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company's risk management processes. The Risk Oversight Committee: (a) provides oversight of management's policies and activities relating to the identification, evaluation, management and monitoring of the Company's critical enterprise risks, including the major strategic, operational, regulatory, compliance, reporting, reputational, governance and human resources and labor risks inherent in the business of the Company (the "Enterprise Risks"); (b) oversees compliance with legal and regulatory requirements with respect to the conduct of the Company's business; and (c) reports to the Board regarding the Enterprise Risks that have the potential to significantly impact the Company's ability to execute its strategic priorities and achieve its performance goals.

        The Risk Oversight Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Risk Oversight Committee. A copy of the Risk Oversight Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Under the terms of the Risk Oversight Committee Charter, the Risk Oversight Committee (a) reviews and submits for Board approval the Company's Risk Management Philosophy, Risk Management Policy and Statement of Risk Appetite, as developed by management; (b) reviews management's processes designed to identify, assess, manage, monitor and report the Company's significant Enterprise Risks; (c) reviews, monitors and discusses with management the Company's significant Enterprise Risks, including steps management is taking to assess and manage such risks; (d) reviews the Company's disclosure of Enterprise Risks in all filings with the SEC (including the Annual Report on Form 10-K); and (e) together with the Audit Committee, reviews, assesses and discusses with the general counsel, the Chief Financial Officer and the independent registered public accounting firm (i) any significant risks or exposures; (ii) the steps management has taken to minimize such risks or exposures; and (iii) the Company's underlying policies with respect to risk assessment and risk management.

 DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

        In 2015, each non-management director of the Company received an annual retainer of $67,500, payable quarterly. Each non-management director also received $2,000 for each Board meeting in which such director participated. The Chair of the Audit Committee received an additional annual retainer of $20,000, the Chair of the Compensation Committee received an additional annual retainer of $15,000, and the chair of the Nominating/Corporate Governance and Risk Oversight Committees received an additional annual retainer of $10,000. The Lead Director received an annual retainer of $30,000 in addition to the annual retainer for his service as chair of a committee. Each non-management director who served as a member of a committee of the Board (including as chair) received $2,000 for each committee meeting in which such director participated.

        Each non-management director also receives on the date immediately following the date of the Annual Meeting of share owners, a grant of restricted stock units ("RSUs") under the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. with respect to a number of shares of Common Stock having a fair market value on the date of grant equal to $92,500, rounded up or down to nearest whole share of Common Stock. RSUs will be 100% vested on the first anniversary of date of grant ("Normal Vesting Date"), or earlier upon a director's termination of membership by reason of the director's death, disability or retirement. In addition, upon a director's termination of membership for any reason other than death, disability, retirement or for cause, RSUs will vest pro rata on a daily basis based on number of days of service in the 12-month period from date of grant to normal vesting date. Any unvested RSUs are forfeited at termination of membership on the Board. Upon a director's termination of membership for cause all RSUs are immediately forfeited. Vested RSUs will be paid in shares of Common Stock, on a one for one basis, within 30 days after normal vesting date, or if earlier, within 30 days after termination of membership which constitutes a separation from service under Section 409A of the Internal Revenue Code. In October 2015, the Company's outside Compensation Consultant reviewed the competiveness of the current compensation programs and found it to be below the market median in the value of its equity award values. Therefore, the Board approved an increase in the annual equity award from $92,500 to $100,000 effective in 2016. Each director is reimbursed for expenses associated with meetings of the Board or its committees.

        In the event a new non-management director joins the Board on any date other than the date of the Annual Meeting of share owners, in addition to the RSU grant described in the previous paragraph, such new non-management director will also receive on the date immediately following the first Annual Meeting of share owners during such director's tenure on the Board an additional grant of RSUs with respect to a number of shares of Common Stock having a fair market value on the date of such grant equal to a pro rata allocation of the dollar amount of the prior year's RSU grant based on the number of days of service in the 12-month period from the commencement of such director's service on the Board to the date of such grant, rounded up or down to the nearest whole share of Common Stock.

        The Deferred Compensation Plan for Directors of Owens-Illinois, Inc. provides an opportunity for non-management directors to defer payment of their directors' fees. Under the plan, a non-management director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies, plus one percent. Distributions from the plan are made in cash.

        The total compensation earned by non-management directors in 2015 is reflected in the following table:

DIRECTOR COMPENSATION IN 2015

Name	Fees Earned ($)(1)	Stock Awards ($)(2)	Total ($)
Gary F. Colter	$125,500	$92,500	$218,000
Jay L. Geldmacher(3)	44,663	0	44,663
Gordon J. Hardie(4)	65,022	92,500	157,522
Peter S. Hellman	173,500	92,500	266,000
Anastasia D. Kelly	119,500	92,500	212,000
John J. McMackin, Jr.	101,500	92,500	194,000
Alan J. Murray(5)	69,022	92,500	161,522
Hari N. Nair	133,061	92,500	225,561
Hugh H. Roberts	116,981	92,500	209,481
Helge H. Wehmeier(6)	42,663	0	42,663
Carol A. Williams	109,500	92,500	202,000
Dennis K. Williams	117,500	92,500	210,000
Thomas L. Young	119,500	92,500	212,000

(1)
The cash amounts earned by each director are made up of the following amounts:

Name	Annual Retainer	Annual Committee Chair Retainer(7)	Board Meeting Fees	Committee Meeting Fees	Total
Gary F. Colter	$67,500	$10,000	$24,000	$24,000	$125,500
Jay L. Geldmacher	24,663	0	8,000	12,000	44,663
Gordon J. Hardie	43,022	0	16,000	6,000	65,022
Peter S. Hellman	67,500	50,000	24,000	32,000	173,500
Anastasia D. Kelly	67,500	10,000	22,000	20,000	119,500
John J. McMackin, Jr.	67,500	0	24,000	10,000	101,500
Alan J. Murray	43,022	0	16,000	10,000	69,022
Hari N. Nair(8)	67,500	9,561	24,000	32,000	133,061
Hugh H. Roberts(9)	67,500	5,481	24,000	20,000	116,981
Helge H. Wehmeier	24,633	0	10,000	8,000	42,663
Carol A. Williams	67,500	0	20,000	22,000	109,500
Dennis K. Williams	67,500	0	22,000	28,000	117,500
Thomas L. Young	67,500	0	24,000	28,000	119,500
(2)
Amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standard Board ("FASB") ASC 718. Each of the current non-management directors held 3,888 unvested restricted stock units as of December 31, 2015.

(3)
Mr. Geldmacher served as a Director from January 1 to May 12, 2015.

(4)
Mr. Hardie became a Director on May 12, 2015.

(5)
Mr. Murray became a Director on May 12, 2015.

(6)
Mr. Wehmeier served as a Director from January 1 to May 12, 2015.

(7)
Includes Lead Director Retainer.

(8)
Mr. Nair began serving as the chair of the Compensation Committee on May 12, 2015.

(9)
Mr. Roberts served as chair of the Compensation Committee from January 1 to May 12, 2015.

Related Person Transactions

        Pursuant to written policies and procedures set forth in the Company's Corporate Governance Guidelines, the Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee (the "Committee"). The Company's Corporate Governance Guidelines provide that the Committee will review and, if appropriate, recommend to the full Board the approval or ratification of related party transactions. Pursuant to the Guidelines, the Committee takes into account the following factors: the related person's connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

        During 2015, the law firm of Williams & Jensen, PLLC, of which director McMackin is a principal, billed the Company approximately $958,000 for legal services in connection with various matters. Williams & Jensen, PLLC is an independently owned, Washington, D.C. law firm with particular expertise in the area of government affairs. Upon the review and recommendation of the Committee, the Board reviewed and approved the Company's 2015 engagement of Williams & Jensen, PLLC at the billing levels indicated above.

Compensation Committee Interlocks and Insider Participation

        During 2015, the following directors served on the Compensation Committee of the Board: Gary F. Colter, Peter S. Hellman, Hari N. Nair (Chair), Hugh H. Roberts, Carol A. Williams and Dennis K. Williams. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of SEC Regulation S-K. In addition, no executive officer of the Company served on any board of directors or compensation committee of any other board for which any of the Company's directors served as an executive officer at any time during 2015.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        During 2015, the Compensation Committee of the Board (the "Committee") continued to emphasize the Company's commitment to aligning pay with performance and creating share owner value, while mitigating the Company's level of risk exposure. The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives, while motivating them to create value for the share owners. The result of this philosophy is that the Company's pay for performance model is highly aligned with share owners' interests.

Business Strategy

        As the world's leading glass container producer, the Company benefits from its global manufacturing presence and world-class expertise. The Company is well positioned to gain from consumers' preference for glass around the world and for pure, safe and sustainable glass packaging solutions. While the Company is affected by broader macroeconomic trends, including currency and interest rate shifts, management is squarely focused on select key value drivers and delivering steady—and improving—financial performance. The Company bases its incentive programs on financial metrics the executive team can influence. This design drives motivation and retention despite competitive cost headwinds and other external challenges that may be out of the executive team's control.

        In 2015, the Company made significant progress on its strategic agenda. Starting at the top, the Company completed the transition to a new global leadership team. The Company acquired Vitro's food and beverage business ("acquired business") that allowed it to strategically increase its exposure to the growing Mexican market and U.S. beer import market; the business and integration continue to meet key milestones. The Company strengthened the way it allocates its capital under the asset advancement program. The Company also established a new strategy and integration organization to ensure the advancement of strategy and its execution. To assure thorough execution, this group also has performance and program management expertise. The Company is creating a global supply chain organization and focusing on implementing Sales and Operations Planning best practices. The European asset optimization program was completed, which has begun to deliver cost savings and improved asset efficiency. The Company's investment in innovation is helping drive both product and process improvements across the globe.

        However, 2015 was a very difficult year for the Company in the stock market. A combination of external factors, such as changes in foreign currency values, and internal factors, such as lower productivity in Europe, reduced the Company's profits. As such, the Company's stock price declined a disappointing 35%. These declines are reflected in the 2015 annual incentive award payout (63.1%) and in the long-term performance share payout (56.5%). A study of the realizable pay for the Company's executives shows alignment to peers and to relative total shareholder return (TSR). Further, with the Company's CEO, Mr. Stroucken, holding more than 28 times his annual salary in company stock, there is clear and significant alignment with the share owner base.

Highlights of 2015 Performance

  •
  The integration of the acquired business has progressed well as evidenced by strong performance to date and its contribution to free cash flow generation in the fourth quarter, ahead of management expectations. The construction of the new furnace in Monterrey, Mexico was finished by the end of 2015 and the realization of synergies has begun.

  •
  The Company reported net sales of $6.16 billion. The strength of the U.S. dollar reduced sales by $881 million, or 13%, compared with prior year. While the impact of price and volume modestly changed net sales, the acquired business contributed $258 million in net sales.

  •
  Earnings before interest and taxes ("EBIT")1 at the Company level were essentially in line with prior year on a constant currency basis. The acquired business provided a significant uplift to the Company's EBIT in 2015 by contributing $46 million at margins that are considerably higher than the Company average. EBIT in constant currency improved over the prior year for all regions except for Europe, which faced pricing pressure and lower productivity.

  •
  Adjusted earnings2 in 2015 were $2.00 per share, which is $0.07 per share lower than the prior year on a constant currency basis.

1
EBIT is defined as consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations.

2
Adjusted earnings is defined as earnings from continuing operations attributable to the Company (diluted) exclusive of items management considers not representative of ongoing operations. See Appendix A for reconciliation of adjusted earnings to earnings from continuing operations attributable to the Company.

  •
  The Company generated Free Cash Flow3 ("FCF") of $210 million in 2015. The strong U.S. dollar was a headwind to FCF in 2015 when compared to 2014, negatively impacting the Company's financial results. On a constant currency basis, FCF was essentially the same level generated in the prior year, which was the second highest FCF generation in Company history.

  •
  The accompanying graph shows FCF in recent years, including the results on a constant currency basis at 2015 rates.

  •
  The Company continued its disciplined allocation of FCF. Early in the year, before the acquisition of the acquired business, the Company returned cash to our share owners through an accelerated share repurchase program of approximately $100M. After the acquisition, the Company revised its priorities towards deleveraging.

Free Cash FIow3

  •
  Return on Invested Capital4 in 2015 decreased compared with prior year, primarily due to changes in foreign currency exchange rates, but was well above the Company's weighted average cost of capital.

  •
  The reset of the global leadership team was completed and the team developed a comprehensive plan to improve performance, including a new aligned annual incentive approach. The business plan calls for an integrated approach that addresses the operational and commercial instability of the past few years. Our evolution and transformation are underway.

Pay for Performance

        During 2015, the Committee continued to emphasize the Company's commitment to aligning pay with performance and creating share owner value. This was accomplished by focusing incentive plan measures

3
Free cash flow is defined as cash provided by continuing operating activities less additions to property, plant and equipment (both as determined in accordance with GAAP). See Appendix A for reconciliation of free cash flow to cash provided by continuing operating activities.

4
Return on invested capital is defined as EBIT multiplied by one minus the Company's tax rate (exclusive of items management considers not representative of ongoing operations), divided by total debt and total share owners' equity, adjusted to exclude the impact of acquisitions and divestitures. For the three-year performance period (2013-2015), the Committee elected to hold constant Accumulated Other Comprehensive Income ("AOCI", which includes effects of currency and pension asset/liability changes).

on those operating goals which align best with share owner value and over which management has the greatest influence. These commitments were demonstrated by the following balanced decisions:

  •
  Adopting a single performance measure for the 2015 annual incentive program: EBIT, adjusted for foreign exchange and to exclude the impact of acquisitions, with a potential for EBIT performance to be reduced if inventory levels ("IDS") exceed the established ceiling. Although Net Sales and Free Cash Flow were removed as performance measures for 2015, the EBIT measure incents earnings improvement, good cost control, strong productivity, and free cash flow generation through improved operations, all key areas the Company must manage to ensure success;

  •
  Adding Organic Revenue Growth as a performance measure for the 2015 performance share units (as opposed to a measure in the annual incentive program) in an effort to better recognize revenue growth decisions made from a long-term perspective, while acknowledging the need for growth, balanced by the realities of the industry;

  •
  Paying 63.1% of the 2015 annual incentive target for Total O-I performance as the Company achieved between the threshold and target levels for EBIT, adjusted for foreign exchange;

  •
  Awarding 2013-2015 performance share units at 56.5% of the target, as the Company achieved between the target and maximum levels for return on invested capital for 2015 (weighted at 50%), but did not meet the threshold level for adjusted earnings per share (also weighted at 50%);

  •
  Reinforcing the performance orientation of the Company's incentive compensation programs by maintaining its practice of granting 50% of the long-term incentive opportunity in the form of performance share units; and

  •
  Emphasizing long-term equity-based incentives and requiring a substantial ongoing equity ownership position for executives to align their interests with those of the Company's share owners. In 2015, 66% of the CEO's target total direct pay opportunity was attributable to long-term equity-based incentives, 20% was attributable to annual cash incentives, and 14% was attributable to base salary. In addition, although the CEO must accumulate and hold shares with a value equal to at least five times his base salary in accordance with the Company's stock ownership guidelines, during the 2015 review, Mr. Stroucken held shares valued at over 28 times his base salary, clearly demonstrating his alignment with the interests of the Company's share owners.

        The Committee believes this structure and these outcomes reflect the strong alignment of the Company's executive pay program and share owners' interests.

Mitigation of Risk Exposure and Strategic Organizational and Compensation Changes for 2015 and 2016

        The Committee conducts an annual pay/risk assessment and also took the following actions to further mitigate the Company's level of risk exposure with its compensation practices and processes:

  •
  Supported the Board-led, multi-year CEO succession and transition plan by developing a compensation package for the newly appointed Chief Executive Officer ("CEO"), effective January 1, 2016. The compensation package emphasizes variable compensation, with 65% of the target total direct pay opportunity attributable to long-term equity-based incentives, 21% attributable to annual cash incentives, and only 14% attributable to base salary; and

  •
  Modified equity award agreements to eliminate "single-trigger" accelerated vesting upon a change in control, to require a "double-trigger" or both a change in control and an involuntary termination in order for the equity awards to vest under the Company's broad-based equity plan. This change was effective for awards granted in 2015 and going forward and was made to align with best practices and the long-term interests of the Company's share owners.

Compensation Principles

        The Committee approves executive compensation programs that are designed to align executive pay with share owner interests and the annual and longer-term performance of the Company. The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. Key elements of this pay strategy include:

  •
  Targeting total direct compensation for the Named Executive Officers ("NEO") at market median pay levels, while also considering internal equity, and regularly evaluating pay versus market practices using comparator company and survey comparisons;

  •
  Ensuring that a majority of target compensation for each NEO is in the form of annual and long-term incentives;

  •
  Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and

  •
  Completing regular risk assessments, taking into consideration the Company's business model, incentive plan design (including mix of incentive vehicles, balance of performance measures, target setting methodology, caps on payouts, etc.) and policies designed to reduce risk (such as stock ownership guidelines, clawback policy, and anti-hedging policy), among other considerations, to evaluate if the Company's compensation program promotes excessive risk taking.

Say on Pay Vote

        In their 2015 "Say on Pay" vote, the Company's share owners approved its executive compensation program with a 95% approval rating. The Committee believes that the results of this vote affirmed share owner support of the Company's executive compensation philosophy, policies, and practices and therefore the Company did not make significant changes to its approach in 2015. The Committee continues to believe that, overall, the Company's compensation programs are well aligned with both share owner interests and the competitive market, and are designed to reward overall Company and individual performance. Nonetheless, the Committee and management regularly review compensation programs to ensure such alignment continues and make changes as appropriate or necessary.

        As the Company believes that an annual "Say on Pay" vote encourages beneficial dialogue on compensation and provides the most consistent and clear communication channel for share owner concerns about executive compensation, the Company will again hold an annual advisory vote in 2016 to approve executive compensation. The Committee will continue to consider the results from this year's and future advisory votes on executive compensation.

Compensation and Governance Practices

        The Company's executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve their share owners' long-term interests.

What the Company Does/Has	What the Company Does Not Do/Have
• Pay for Performance	• Excessive Perquisites or Tax Gross-ups for Perquisites: See "Other Benefits" for details.
• Compensation Recovery (Clawback Policy)	• Excise Tax Gross-Ups upon Change in Control
• Stock Ownership and Retention Guidelines	• Current Payment of Dividend Equivalents on Unvested Long-Term Incentives
• Anti-Hedging Policy, as well as a Pre-Clearance Policy regarding equity transactions (including pledging)	• Repricing of Underwater Stock Options
• Mitigation of Risk in Compensation Programs	• Single Trigger Change in Control Severance Payments (beginning with awards granted in 2015)
• Annual Risk Assessment of Compensation Programs	• Back-Dating of Stock Options
• Annual Review of Independence of Committee's Advisors	• Excessive Risk Taking
• Annual "Say on Pay" Vote
• Double Trigger (a change in control and an involuntary termination) requirement for equity awards to vest (beginning with awards granted in 2015)
• Independent Compensation Committee
• Balanced Compensation Structure: fixed vs. variable; annual vs. long-term; cash vs. stock; service- based equity vs. performance-based awards; operating metrics vs. financial metrics and stock price
• Target Market Median Pay Levels and Consideration of Peer and Market Data in Setting Pay
• Maximization of the Deductibility of Incentive Compensation and Alignment with Strategic Objectives
• Significant Stock Ownership Levels among NEOs
• Common Grant Date each Year to Minimize Perception of Market Timing
• Protective Noncompete, Nonsolicitation and Confidential Information Covenants Applicable to Long-Term Incentive Awards

        This Compensation Discussion and Analysis describes the material elements of the compensation of the Company's NEOs, the objectives and principles underlying executive compensation programs, the Company's recent compensation decisions, and the factors considered in making those decisions. The Company's NEOs for 2015 were:

Name	Position
Albert P. L. Stroucken(1)	President, Chairman of the Board and Chief Executive Officer ("CEO")
Jan A. Bertsch(2)	Senior Vice President and Chief Financial Officer ("CFO")
John A. Haudrich(3)	Former Acting Chief Financial Officer
Stephen P. Bramlage, Jr.(4)	Former Senior Vice President and Chief Financial Officer
James W. Baehren	Senior Vice President and General Counsel
Paul A. Jarrell	Senior Vice President and Chief Administrative Officer ("CAO")
Andres A. Lopez(5)	President of Glass Containers and Chief Operating Officer ("COO")

(1)
As the final step in the succession process, Mr. Lopez assumed the position of Chief Executive Officer effective January 1, 2016. Mr. Stroucken will retain the role of Executive Chairman of the Board until the annual share owners' meeting in May 2016 and will continue to be an employee of the Company until the end of his contract on June 30, 2016.

(2)
Ms. Bertsch joined the Company on November 23, 2015 as Senior Vice President and Chief Financial Officer.

(3)
Mr. Haudrich, formerly the Vice President, Finance and Corporate Controller, served as Acting Chief Financial Officer from March 31, 2015, when Mr. Bramlage resigned from the Company, until the appointment of Ms. Bertsch on November 23, 2015. Mr. Haudrich currently serves as the Senior Vice President and Chief Strategy and Integration Officer.

(4)
Mr. Bramlage resigned from the Company effective March 31, 2015.

(5)
Mr. Lopez, who had served as President of O-I Americas since August 2014, was named President of Glass Containers and Chief Operating Officer, effective February 1, 2015. Mr. Lopez assumed the position of Chief Executive Officer effective January 1, 2016.

Assessment of Realizable Pay and Performance

        The Committee annually compares the Company's performance and the NEOs' pay to the pay and performance at the comparator companies in order to assess the alignment of the Company's historical pay and performance.

        In assessing pay and performance, the Company's independent compensation advisors, Pay Governance, analyzed the Company's realizable pay and performance relative to comparator companies. Unlike the results reported in the Summary Compensation Table reported on page 50, realizable pay looks at the pay an executive earned or could have earned for a period based on the performance that drove those results. The Committee believes realizable pay is a better gauge for assessing pay and performance than the data found in the Summary Compensation Table, as the Summary Compensation Table definition of total pay includes a mix of some elements that are actual pay, such as salary and annual incentives, and other elements that are accounting estimates of future potential pay, such as performance shares, restricted stock and stock options. Further, annual fluctuations in the discount rate for pension calculations are not part of the pay decision by the Committee and may significantly distort the Summary Compensation Table measure of total pay.

        Realizable pay includes the actual rewards the Company's CEO and CFO earned from 2012 to 2014: base salaries received by the executive, annual bonuses earned, vesting date value (as opposed to grant date or accounting value used in the Summary Compensation Table) of time-based restricted awards granted during the period, any exercise gains realized on options granted during the period and the value of any long-term performance awards made and earned in the three-year period. In addition, realizable pay includes the value of any outstanding (unvested, unexercised or unearned) long-term incentives awarded during the three-year period based on the Company's stock price as of December 31, 2014. The same approach is used to calculate the realizable pay of the CEOs and CFOs at peer companies. This enables the Committee to compare the Company's realizable pay levels with those of peers. As a result, realizable pay relies on information reported in peer company proxies, the latest year for which pay is available being 2014.

        In addition to assessing the Company's realizable pay levels relative to peers, the Committee also examined the Company's annual and long-term performance versus those companies. From a long-term performance perspective, the analysis focused on total shareholders return ("TSR") relative to peers, which captures the principal goal of the Company's long-term incentive plans—creating value for investors. From an annual or short-term performance perspective, the Company's revenue growth, EBIT margin and cash flow results were evaluated. These results captured the key drivers of the Company's Senior Management Incentive Program ("SMIP") for the applicable periods as well as other key factors supporting the Company's strategic objectives.

        As shown in the following two exhibits, the Company's pay program has produced realizable pay levels relative to peers that are directionally and reasonably aligned with the Company's TSR performance relative to those companies.

CEO REALIZABLE PAY & TSR ALIGNMENT (2012-14)	CFO REALIZABLE PAY & TSR ALIGNMENT (2012-14)

        From these perspectives, the Company believes the pay program produced acceptable outcomes with officers' relative pay levels aligned with its relative annual and long-term performance levels, supportive of share owners' interests.

Compensation Benchmarking

        While realizable pay examines the pay and performance alignment of the Company's programs, the Committee annually reviews the competitiveness of the target pay opportunities provided to the Company's senior leadership team (including the CEO and his key direct reports). This review encompasses all elements of target direct compensation: base salary, annual incentives, cash compensation (base salary + annual incentives), long-term incentives ("LTI") and direct compensation (base salary + annual incentives + LTI). In addition, the review examines the mix of total pay (fixed to variable pay, short to long-term compensation and cash to stock compensation) and LTI mix (options versus stock awards and service versus performance-based awards). The objectives of this review are to ensure the programs are aligned with the Company's pay philosophy which targets market median, while also considering internal equity.

Market Data

        In determining compensation levels for the senior leadership team, the Committee reviews competitive market remuneration data including:

  •
  Proxies of companies in the comparator group used to benchmark pay (shown below). Proxy data is only considered for the Company's NEOs.

  •
  Surveys published by Hewitt, Mercer and Towers Watson which provide data reflecting the incumbent's functional responsibilities and the appropriate revenue scope (corporate or region) of their operating unit.

Comparator Group Companies

        The group of comparator companies used to benchmark executive pay practices and pay levels for select officers is selected primarily from companies in the packaging and manufacturing sectors, including a couple large, local manufacturers, that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors. In July 2015, the Compensation Committee reviewed the comparator group companies. Two companies being acquired were removed from the group: MeadWestvaco (merging with Rock-Tenn, a current peer) and TRW Automotive (acquired by ZF Friedrichshafen AG). Eaton Corp. Plc was removed due to size of revenue and market cap. Avery Dennison and Packaging Corp. of America (both with revenue and market cap similar to O-I and operating primarily in the container/packaging industry), as well as Goodyear Tire and Rubber, Tenneco Inc., and Terex Corp. (industrial manufacturers with revenue within 2.5 times that of O-I, market cap less than $10 billion, and primary domestic manufacturers in their industry) were added to the group.

(1)
Fiscal 2015 financial data

(2)
Data as of 12/31/15

(3)
Select companies' data represent revenues for sales outside North America

(4)
Securities registration terminated 7/20/15 with merger of Rock-Tenn and MeadWestvaco to form WestRock Company. Financial data shown as of 6/30/15 for Rock-Tenn.

Compensation Program Overview

Total Direct Compensation

        Total direct compensation is the combination of base pay, annual incentive and long-term incentives. Although the Company's pay philosophy targets market median, while also considering internal equity, an NEO's total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, potential and Company performance. In making compensation decisions, the Committee considers each of these factors and the NEO's total direct compensation to ensure overall alignment with the Company's compensation philosophy and principles.

        It is the Company's philosophy that a significant portion of the target compensation opportunity provided to the NEOs be "variable" or "at risk"—based on Company performance and/or the price of the Company's stock. Based on compensation packages in effect on December 31, 2015, the CEO had 86% of his target total direct compensation "at risk" and the other NEOs had approximately 71% of their target total direct compensation "at risk." The Company has no prescribed pay mix that drives compensation decisions. The resulting pay mix is based on the Company's pay philosophy, market pay data used to establish individual executive's compensation, and internal equity pay considerations.

Compensation Mix: CEO	Compensation Mix: Other NEOs

        The Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance-oriented rewards philosophy/strategy, setting appropriate performance objectives, and regularly testing the relationship between pay and performance.

Base Pay

        The base pay program is designed to ensure the Company's ability to attract and retain key executives. The Committee reviews NEO salaries and pay positioning at least once per year, and may adjust salaries according to current market conditions, Company performance, individual performance, previous experience, potential and the results of benchmarking against market data.

        Merit pay budgets are set annually based on external labor market trends, business performance, inflation, and other pertinent factors. In 2015, the merit budget for the United States was 3%. After considering the factors listed above, the Committee approved a base pay increase effective April 1, 2015 consistent with the merit budget increase for Mr. Baehren. Mr. Lopez's salary was increased by 8.7% effective January 1, 2015 as a second increase related to his promotion to President, O-I Americas and then by 20% effective February 1, 2015 due to his promotion to the COO position. While Mr. Haudrich's salary approximated market median for his role as VP, Finance and Corporate Controller, he received a salary increase of 2.5% to reflect his individual performance and development. The Committee did not provide base pay increases for Messrs. Stroucken and Jarrell as their base salaries were already market competitive. Ms. Bertsch was not an employee at the time of the 2015 merit review.

Annual Incentive

        The annual incentive is designed to promote the achievement of short-term financial results and motivate individual performance.

Measures

        The Committee reviews and approves the performance measures for the SMIP each year. For 2015, the Committee made the following changes:

  •
  Net Sales was removed as a measure and Organic Revenue Growth was added as a performance measure for the 2015 performance share units (long-term incentive program) in an effort to better recognize revenue growth decisions made from a long-term perspective, while acknowledging the need for growth, balanced by the realities of the industry.

  •
  Free Cash Flow was removed as a measure from the annual plan for 2015. While Free Cash Flow remains a key measure for the Company and its share owners, over the last two years the Company has focused on reducing operating expenses (OpEx), costs of goods sold (COGS), and good cash management and these initiatives were supported with a heavy incentive emphasis on cash. The Committee decided to focus on EBIT in 2015.

  •
  EBIT margin was replaced with EBIT, adjusted for foreign exchange and to exclude the impact of acquisitions, with a potential for EBIT performance to be reduced if inventory days of sales (IDS) exceed the established ceiling in order to maintain focus on operating cash flow and to avoid paying for over-production. The EBIT measure incents earnings improvement, good cost control, strong productivity, and free cash flow generation through improved operations, key areas the Company must manage to ensure success. The Committee also believes that EBIT provides a more direct line of sight to EPS and share owner alignment than EBIT margin.

        The Committee has and will continue to review incentive support for evolving corporate strategies and to ensure incentive plan measures reflect the needs of the business as well as the drivers of share owner value.

        The sole measure used in the 2015 SMIP is EBIT:

Measure	Definition
EBIT	Consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, and adjusted for foreign exchange and to exclude the impact of acquisitions.

        The Committee believes EBIT aligns with the Company's strategic objectives and share owner value creation based on discussions with its investors and supported by analyses of short- and long- term value creation. If the Company performs well on this measure, the Committee expects that share owners will benefit from the value created.

Determining Performance Targets and Measure Weights

        The Committee reviews and approves the financial targets and measure weightings set for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry, and other external economic factors for the Company overall, as well as for each business unit. Performance is based on absolute performance, as opposed to relative performance against peers, as relative performance is difficult for the Company to use since there are no other comparator group companies focusing exclusively on producing glass containers.

        When setting the targets, the Company conducts a difficulty assessment from various perspectives, including the Company's historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates for the Company and its peers, and historic performance of the Company and its peers.

        The Company must exceed the performance threshold for EBIT in order to fund an annual incentive pool.

2015 Performance Results

        For 2015, the performance targets, actual results, and payouts for the Company as a whole, and the Europe, North America, Latin America, and Asia Pacific business units were as follows (dollars in millions):

			Performance Range
	Weight	Measure	Threshold 30%	Target 100%	Maximum 200%	Adjusted Results	Payout (as % of Target Award)
Total O-I	100%	EBIT	$670	$744	$780	$705	63.1%
Europe	100%	EBIT	$290	$321	$334	$237	0.0%
North America	100%	EBIT	$232	$257	$268	$262	146.5%
Latin America	100%	EBIT	$170	$189	$197	$192	138.7%
Asia Pacific	100%	EBIT	$83	$91	$95	$94	162.6%

Individual Award Determination

        The SMIP awards for Messrs. Stroucken, Haudrich, Jarrell and Baehren and Ms. Bertsch were determined by the financial results of the Company as a whole. In order to provide an incentive for regional performance in addition to the performance of the Company as a whole, for the time that Mr. Lopez served as the President of O-I Americas (through January 31, 2015), his award was based 50% on the financial results of the Company as a whole, 30% on the targets and results of the North America business unit and 20% on the targets and results of the Latin America business unit. For the remainder of the year, when Mr. Lopez served as the COO, his award was based 100% on the financial results of the Company as a whole.

        Once the award pool is funded, 80% of each participant's award is determined based on financial results, while the Committee can adjust the remaining 20% based on the achievement of personal objectives.

Individual Target Opportunities and 2015 SMIP Payouts

        Target awards for each NEO are expressed as a percentage of annual earnings based on market competitiveness and considering the Company's overall median pay philosophy. Achievement of threshold financial performance would imply funding of 30% of the target opportunity, while maximum performance would yield a payout of 200% of the target. Funding at threshold performance was increased from 0% to 30% for 2015 to bring it more in line with market practices. The Committee felt this change was warranted given the difficulty associated with the Company's annual incentive goals and the level of performance (relative to plan) required to achieve minimum results. Funding at maximum results (200% of target) was maintained as it continues to reflect market norms.

        Target bonuses are sufficient to produce median cash compensation (salary + annual incentives) if earned, with maximum bonuses capable of producing top quartile pay if maximum performance goals are achieved. If no bonus is paid, pay for the Company's NEO would rank in the market's bottom quartile on a cash compensation basis.

        For 2015, the individual target opportunities and payouts based on the 2015 performance were as follows:

Name	Target	Actual Payout	Actual Payout
	(% of annual earnings)	(% of annual earnings)	(% of target)
Albert P. L. Stroucken	150%	94.7%	63.1%
Jan A. Bertsch(1)	80%	50.5%	63.1%
John A. Haudrich(2)	50%/65%	34.9%	63.1%
Stephen P. Bramlage, Jr.(3)	75%	N/A	N/A
James W. Baehren	65%	41.0%	63.1%
Paul A. Jarrell	65%	41.0%	63.1%
Andres A. Lopez(4)	75%/85%	55.3%	65.6%

(1)
The payout for Ms. Bertsch reflects her base earnings since joining the company on November 23, 2015.

(2)
Mr. Haudrich had a 50% target while serving as Vice President, Finance and Corporate Controller and a 65% target while serving as Senior Vice President and Chief Strategy and Integration Officer.

(3)
Mr. Bramlage did not receive a payout due to his resignation from the Company effective March 31, 2015.

(4)
Mr. Lopez had a 75% target while serving as President of O-I Americas and an 85% target while serving as COO.

SMIP Payout History

        The Company has a history of setting reasonably demanding goals. Over the past five years, SMIP payouts for Total O-I have ranged from 0% to 124% of target, based on the performance levels achieved, with the payout average of 72%. Furthermore, the pay and performance analyses of the Company's actual cash compensation further support this conclusion.

Long-Term Incentives

        Long-term incentive compensation ("LTI") is delivered solely in the form of equity, which serves to further align NEOs' interests with share owner interests. This component of the executive compensation package rewards each NEO's current contributions to the Company, provides motivation to achieve the Company goals, drives share owner value over time and is an important retention tool.

Equity Grant Practices

        The Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each December, the Committee is asked to determine the overall amount (dollar value) of equity available for awards during the upcoming year's grant cycle. In making a proposal to the Committee, the Company reviews prior year grants, current competitive market data, run rate and total potential dilution data, and each executive officer's overall compensation package in relation to the market.

        Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The Committee works with the executive compensation consultant to determine the grant value for the CEO using the same general criteria.

        The option strike price is determined on the date the awards are approved by the Committee and is set at the closing price of the Common Stock on the date of approval (or the last business day prior to the grant date if the grant date falls on a non-business day).

        The Committee has established a common grant date of March 7 of each year as the date of grant for annual equity awards. This date falls outside of the quarterly blackout periods prescribed under the Addendum to Insider Trading Policy applicable to all NEOs. In addition, a common grant date minimizes the perception of market timing.

LTI Mix

        The Company's long-term incentive vehicle mix is balanced between performance and time-based vehicles and between full-value and appreciation vehicles. NEOs receive a combination of performance share units, stock options and restricted stock units, with 50% of the award delivered in the form of performance share units in order to further focus executives on achieving long-term financial goals, reduce potential dilution, and better manage the Company's share reserve. The remainder of the targeted LTI value is balanced between stock options and restricted stock units and is intended to balance incentive opportunities with share owner alignment and retention considerations. The Committee believes that delivering the award value via three forms of equity provides a balanced incentive program that also limits compensation plan risk. The allocation among the three forms of equity incentives is as follows:

        Performance share units and stock options have a strong pay for performance orientation. They are a large enough portion of overall potential compensation to have a meaningful impact on the NEO's total realized compensation depending on Company performance and total share owner return. Restricted stock units are intended to foster long-term retention of the Company's NEOs, while still providing alignment of compensation with share owners. The use and overall weighting of performance share units focus executives on fundamental long- term financial goals in addition to stock price performance. This combination of long-term incentive awards, along with the Company stock ownership guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

        Each year, the Committee determines an overall equity award, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential, time in the role, and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award for each NEO, and also considers the overall dilutive impact of shares granted to the entire employee population.

        The Committee's review of market practices indicated that the targeted LTI awards for Mr. Bramlage and Mr. Lopez (in the COO role) were below market-level, resulting in target total direct compensation below the market median. Based on that review, the Committee increased the 2015 LTI awards for Mr. Bramlage and Mr. Lopez to continue to bring them closer to market levels. Based on the market data, individual and Company performance (including relative share owner return and other relevant metrics) and executive retention concerns, the Committee approved the other NEOs receiving equity grants with the following fair market values that approximate market median values and can produce target total direct compensation (salary + target annual incentives and target LTI award value) that also approximates market median:

Name	Target Award Value
Albert P. L. Stroucken	$5,245,000
Jan A. Bertsch(1)	1,300,000
John Haudrich	200,000
Stephen P. Bramlage, Jr.(2)	1,200,000
James W. Baehren	600,000
Paul A. Jarrell	450,000
Andres A. Lopez	2,000,000

(1)
Ms. Bertsch was not an employee at the time of the March 7, 2015 grant. Upon her hire date, November 23, 2015, she received a 2015 long-term incentive award valued at $1,300,000. In addition, Ms. Bertsch also received a one-time RSU grant valued at approximately $2,500,000 as an inducement to join the Company.

(2)
Mr. Bramlage voluntarily resigned from the Company and forfeited his outstanding equity awards.

        The amount ultimately earned under this plan for stock options and restricted stock units will be a result of the performance of the Company's stock. The amount earned for performance share units will be a result of the performance of the Company's stock as well as the Company's performance against pre- established three-year financial goals.

Stock Options

        To determine the number of stock options awarded, 25% of the total LTI award value is divided by the Black-Scholes value of the option on the date of the grant. For example, assuming an overall LTI award of $100,000, Common Stock price of $30.00, and Black-Scholes value of the option of $14.00, the number of options granted would be calculated as follows:

$100,000 X 25% = $25,000 / $14.00 = 1,786 options

        Stock options granted under the LTI program vest 25% on each of the four anniversaries following the grant date. The options expire after a term of seven years.

Restricted Stock Units

        To determine the number of restricted stock units awarded, 25% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall total LTI award of $100,000 and Common Stock price of $30.00, the number of restricted stock units granted would be calculated as follows:

$100,000 X 25% = $25,000 / $30.00 = 833 restricted stock units

        Restricted stock units vest 25% on each of the four anniversaries following the grant date.

Performance Share Units

        Performance share units ("PSUs") are meant to reward financial performance of the Company over a three-year cycle. The PSUs are entirely based on the financial performance of the Company as a whole (total or consolidated O-I results), as this increases the focus on long-term results that drive share owner value. Grants made in 2013 had a performance cycle of January 1, 2013—December 31, 2015; 2014 grants have a performance cycle of January 1, 2014—December 31, 2016; and 2015 grants have a performance cycle of January 1, 2015—December 31, 2017.

        Aside from certain exceptions, performance share units do not vest until the end of the related performance period, subject to achievement of the pre-established goals. The performance criteria for each three-year performance cycle are approved by the Committee at the grant date. The performance share units granted in 2013 and 2014 measure the Company's performance over three-year periods based on the measures shown in the following table.

Measure	Weight	Definition
Return on Invested Capital ("ROIC")	50%	EBIT(1), multiplied by one minus the Company's tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners' equity. For the three-year performance period, the Committee elected to hold constant Accumulated Other Comprehensive Income ("AOCI", which includes effects of currency and pension asset/liability changes).
Adjusted Net Earnings per Share ("EPS")	50%	Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations, excluding the effect of non-service pension costs.

(1)
EBIT not adjusted for foreign exchange.

        Beginning with the performance share units granted in 2015, Organic Revenue Growth was added as a measure, with 10% weight, with ROIC and EPS weighted equally at 45% each, as shown in the following table:

Measure	Weight	Definition
Return on Invested Capital ("ROIC")	45%	EBIT, multiplied by one minus the Company's tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners' equity. For the three-year performance period, the Committee elected to hold constant Accumulated Other Comprehensive Income ("AOCI", which includes effects of currency and pension asset/liability changes).
Adjusted Net Earnings per Share ("EPS")	45%	Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations, excluding the effect of non-service pension costs.
Organic Revenue Growth	10%	Consolidated net sales adjusted to exclude the impact of acquisitions and divestitures as well as the impact of changes in foreign currency exchange rates.

        The Committee excludes certain items from determining the Company's performance relative to its PSU metrics: changes in AOCI, non-service pension costs, impact of acquisition/divestitures and changes in foreign currency exchange rates. The exclusion of these items provides a more reasonable assessment of the Company's performance and management's success in meeting the Committee's objectives.

        For grants made in 2013 and 2014, the threshold, target and maximum values for the performance criteria are determined considering the Company's true cost of capital and market expectations for earnings growth. For grants made in 2015, the threshold, target and maximum values for the performance criteria are determined considering the Company's true cost of capital and historical ROIC performance (for ROIC) and market expectations for earnings and revenue growth (for adjusted EPS and Revenue, respectively). When setting the targets, the Company conducts a difficulty assessment from various perspectives, including the Company's historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates, historic performance, peer historic performance, and analyst estimates for peers.

        No award is earned if performance against both measures is below the threshold performance level relative to the targets established by the Committee for the three-year period. If performance for a given measure meets or exceeds the threshold level, NEOs can earn from 30% to 200% of target for the measure. Funding at threshold performance was increased from 0% to 30% for 2015 grants to bring it more in line with market practices. The Committee felt this change was warranted given the difficulty associated with the Company's annual incentive goals and the level of performance (relative to plan) required to achieve minimum results. Funding at maximum results (200% of target) was maintained as it continues to reflect market norms.

        The Committee reviews audited financial results prior to determining the amount of any award earned under this plan, and there is no discretion applied to individual payout amounts.

        To determine the number of performance share units to grant, 50% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and Common Stock price of $30.00, the number of performance share units granted would be calculated as follows:

$100,000 X 50% = $50,000 / $30.00 = 1,667 performance share units

        If the performance goals are met at the end of the performance period, performance share units are paid out in an equivalent number of shares of Common Stock.

PSU 2013-15 cycle results

        For the 2013-2015 performance cycle, performance was above the target payout level for ROIC and below the minimum payout threshold for EPS. The total LTI payout was 56.5%.

	Weight	Threshold	Target	Maximum	Actual	Payout (as % of Target Award)	Weighted Payout (as % of Target Award)
ROIC	50%	8.73%	10.73%	11.73%	10.86%	113.1%	56.5%
EPS	50%	$3.06	$3.33	$3.62	$2.09	0.0%	0.0%
Total Payout (as % of Target Award)							56.5%

PSU Payout History

        Since the Company's PSUs are truly performance based, the target levels established at the beginning of each performance period represent goals that are challenging to achieve and incent improvement over prior years. For EPS and Revenue measures, threshold performance is set at or above prior period's actual performance level, so no payout is generated if performance declines. For ROIC, threshold performance is set at prior period's weighted average cost of capital (WACC), so no payout is generated unless the Company is creating value for share owners. Over the past five years, PSU payouts have ranged from 28%

to 100% of target, based on the performance levels achieved. The payout average over the past five years was 56%.

Double Trigger Change in Control Vesting for Equity Awards

        The Company eliminated "single-trigger" accelerated vesting upon a change in control and now requires a "double-trigger," or both a change in control and an involuntary termination in order for the equity awards to vest under the Company's broad-based equity plan. This change was effective for awards granted in 2015 and going forward and was made to align with best practices and the long-term interests of the Company's share owners.

Stock Ownership and Share Retention Guidelines

        The Company has stock ownership guidelines for all of the NEOs, thereby ensuring that the Company's executives, via actual shareholdings, feel the pain and gain that share owners feel as a result of changes in the company's stock price.

        . The guidelines are as follows:

  •
  Chairman & Chief Executive Officer—5 times base salary

  •
  Senior Business / Function Leaders—2.5 times base salary

  •
  Other Key Leaders (as designated by CEO)—1.5 times base salary

        The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, performance share awards (at target) and 401(k) holdings all count as shares owned. In addition, the Committee has share retention guidelines. These guidelines state that until the stock ownership guidelines are met, NEOs are required to retain 75% of the "net profit shares" acquired from option exercises, or vested restricted stock units or performance share units. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

        The Committee reviews ownership levels for executive officers on an annual basis. Failure to comply with the stock ownership and retention guidelines may result in delays in promotions and / or future compensation increases.

        Ownership achievement against guidelines is measured at June 30 each calendar year, based on a 200-day moving average of the stock price. For the 2015 review, all of the NEOs significantly exceeded their current ownership guidelines, as shown below:

	Expected Ownership Level (as a multiple of salary)	Actual Ownership Level June 30, 2015 (as a multiple of salary)
Albert P. L. Stroucken	5.0 × salary	28.4 × salary
James W. Baehren	2.5 × salary	6.5 × salary
Paul A. Jarrell	2.5 × salary	4.0 × salary
Andres A. Lopez	2.5 × salary	4.8 × salary

        Ms. Bertsch, Mr. Haudrich, and Mr. Bramlage were not subject to the stock ownership guidelines as the time of the last review on June 30, 2015.

Anti-Hedging and Pledging Policies

        In 2013, the Company amended the Addendum to Insider Trading Policy to further tighten controls by prohibiting the Company's directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt or from pledging the Company's securities without first obtaining approval from the Company's General Counsel (with notification to the Committee).

Compensation Recovery (Clawback) Policy

        In January 2014, the Company adopted a Compensation Recovery Policy to allow the Company to recoup cash and equity incentive compensation that was granted, received, vested or accrued during the prior three-year period and based on inaccurate financial performance resulting in a restatement of results, regardless of fault. This policy applies to any current or former officer of the Company or any of its subsidiaries who reports or reported to the CEO.

Risk Assessment

        The Committee conducts an annual assessment of the Company's executive compensation practices and the relationship between its executive compensation program design and organizational risk. Relative to last year, the Company made few changes to its executive pay program for 2015: 1) Changed metrics for SMIP to focus on EBIT and inventory days of sales; 2) Incorporated revenue growth as a long-term incentive metric; 3) Discontinued rewarding for free cash flow results exceeding maximum objectives; 4) Added a modest payout for achieving threshold incentive goals; 5) Adopted a double trigger for the vesting of equity awards and 5) Continued to set challenging annual and long-term goals. The Committee did not believe these changes would encourage excessive risk taking amongst its executives.

        This risk assessment concluded that the Company employed no executive compensation practices in relation to organizational risk that would cause significant share owner concern. In light of this study, the Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives, the results of which were reviewed and discussed with the Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company.

        In reaching this conclusion, the Company took into account that several items mitigate the Company's level of risk exposure, such as:

  •
  The Company's business model and related incentive plans are generally consistent across all of its regions; none contributes more than half of the Company's revenues or operating profits;

  •
  The Company has a balanced mix of LTI vehicles and its pay mix is generally consistent with peer practices;

  •
  There is a direct cap on payouts (i.e. 200% of target for SMIP and 200% of target for performance share units) and the Committee has the ability to adjust performance goals and bonus payouts to help limit risk;

  •
  The Company's incentive plans incorporate multiple performance measures that balance growth, profitability, cash generation, and capital efficiency;

  •
  Target setting considers internal budgeting and external market factors;

  •
  Multiple LTI equity vehicles, stock ownership guidelines and share retention requirements align the interests of NEOs and share owners;

  •
  The compensation recovery (clawback) policy that allows the Company to recoup cash and equity incentive compensation that was earned based on inaccurate financial performance resulting in a restatement of results, regardless of fault;

  •
  The Company has double trigger change in control vesting for equity awards, beginning with awards made in 2015;

  •
  An anti-hedging policy, as well as a pre-clearance policy regarding equity transactions (including pledging), help prevent material adverse risk; and

  •
  The Committee regularly reviews executive stock ownership, plane usage and other governance policies that promote share owner interests.

Regulatory Considerations

        The Company's incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for the Company.

Employment Agreements and Executive Severance Policy

        Mr. Stroucken is the only named executive officer with an employment agreement that provides for severance. The terms of such agreement were previously disclosed on Form 8-K dated October 26, 2011. All other named executive officers are eligible for severance under the Company's Executive Severance Policy in the event that the executive is terminated without cause at any time, or if during the twenty-four month period following a change in control (as determined under the Incentive Award Plan) he or she terminates for "good reason" (as defined in the Policy).

        Upon a qualifying termination under the policy an eligible executive will receive a lump sum severance benefit equal to two times his or her base salary and target bonus, plus continued health benefits at the active employee cost for twenty-four months. If the provision of health benefits, however, would cause a negative tax consequence for the Company under the Affordable Care Act, then the Company will pay the executive the value of the health benefits in cash. Executives will also be entitled to standard outplacement benefits offered by the Company from time to time.

        If the severance benefits, along with any other payments occurring in connection with a change in control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits, whichever results in the better after-tax position to the executive.

        In exchange for being eligible for the severance benefits under the Policy, an executive must enter into a restrictive covenant agreeing not to compete with the Company or solicit the Company's employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy. If the executive is a party to an agreement providing severance benefits, he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

Health and Welfare and Retirement Benefits

        The Company maintains a comprehensive health and welfare benefits plan for all its U.S.-based employees. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.-based salaried employees of the Company.

        The Company also maintains supplemental whole life insurance benefits for its NEOs who were hired prior to 2006, Messrs. Baehren and Lopez. Six months and one day after retirement, the paid-up policy is distributed to the NEO. The retiring NEO also receives a tax reimbursement for the value of the policy. In 2006, the Company closed this plan to new entrants. The NEOs hired after December 31, 2005, Messrs. Stroucken, Bramlage, Haudrich, and Jarrell and Ms. Bertsch, are covered by a term life policy. The term life policy may be converted, at the participant's expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance company.

        The Owens-Illinois Salary Retirement Plan (a defined benefit pension plan) was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid for active participants. Benefits accrued at December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post- December 31, 2004, however, are eligible to be paid only on an annuity basis. The Salary Retirement Plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date, but will not accrue additional benefits beyond the freeze date. Also effective December 31, 2015, the lump sum payment option will now apply to the total accrued benefit for active and deferred vested participants who commence their benefit January 1, 2016 or later.

        As a qualified plan, benefits under the Owens-Illinois Salary Retirement Plan are limited by IRS regulations. For those U.S. employees who earn compensation in excess of IRS limits, the Company maintains an unfunded Supplemental Retirement Benefit Plan ("SRBP"). This plan allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. In this way, it enables participants to earn the same retirement benefits (as a percentage of income) as other associates who earn compensation below the IRS limits. As a non-qualified plan, all payments are made in a lump sum out of the general assets of the Company. Mr. Stroucken accrues a benefit under this plan pursuant to the terms of his employment agreement. Mr. Baehren has a Secular Trust. The secular trust life insurance policy is designed to provide a cash accumulation for the participant's benefit equal, on an after-tax basis, to 70% of the Supplemental Retirement Plan benefit at the later of three policy years or attainment of age 62.

        The Stock Purchase and Savings Program ("SPASP") is a defined contribution plan provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match of 50% of an eligible participant's contribution up to the first 8% of the participant's base salary (up to the IRS maximum recognizable compensation level) is made in Common Stock. The match is immediately vested, and participants can move the match out of Common Stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. For participants hired after December 31, 2004 who are not eligible to participate in the Owens-Illinois Salary Retirement Plan, the Company also makes a contribution of 2% of base salary to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions. (Effective January 1, 2016, as a result of the freeze of the Salary Retirement Plan, the Company will match 50% of an eligible participant's contribution up to the first 10% of the participant's base salary plus annual incentive (up to the IRS maximum recognizable compensation level) and will also make a contribution of 3% base salary to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.)

        For those U.S. employees who are limited in the amount that they may defer to the qualified SPASP due to the IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan ("EDSP"). This plan allows for deferrals on a pre-tax basis. The investment funds available are the same as those in the SPASP, with the exception of grandfathered deferrals into the cash account (for Mr. Baehren).

Other Benefits

        The Company provides limited perquisites to the NEOs that the Committee has determined to be competitive with the practices of the comparator group companies. These perquisites include an automobile allowance (for Messrs. Stroucken and Baehren only), executive physicals, financial planning and tax preparation, and restricted personal use of the Company aircraft (for Mr. Stroucken only).

        The following tables show the benefits and perquisites provided to each NEO in 2015:

Company Benefits & Perquisites U.S. Executives	Value Provided by the Company	Stroucken	Bertsch	Haudrich	Bramlage	Baehren	Jarrell	Lopez

Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X	X	X	X	X
Retiree Medical						X		X
Supplemental Whole Life (hired prior to 2006)	3x Base Salary					X		X
Supplemental Term Life (hired after 2006)	3x Base Salary	X	X	X	X		X
Retirement—Qualified
Salary Retirement Plan (DB1)[3]	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service					X		X
Stock Purchase & Savings Program (DC2)	2% Base Salary[6]	X	X	X	X		X
Stock Purchase & Savings Program (DC2)	50% up to first 8% Base Salary[8]	X	X	X	X	X	X	X
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB1)	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X				X		X
Unfunded Executive Deferred Savings Plan (DC2)	Defer up to 100% Base Salary with Interest[7]	X	X	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	2% Base Salary[6]		X	X	X		X
Unfunded Executive Deferred Savings Plan (DC2)	50% up to first 8% Base Salary[8]		X	X	X	X	X	X
Perquisites
Car Allowance	$2,000 per month	X				X
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X	X	X	X	X	X
Physical Examination	Up to $3,500 per year (single provider in Toledo)	X	X	X	X	X	X	X
Personal Aircraft Usage	Up to 50 hours per year[9]	X

1.
DB = Defined Benefit (e.g., pension plan); Mr. Baehren has a secular trust arrangement for his Non-qualified Supplemental Retirement Benefit Plan (DB).

2.
DC = Defined Contribution (e.g., 401(k) plan)

3.
Defined benefit pension plan was closed to new entrants after December 31, 2004, but participants continued to accrue benefits through December 31, 2015. Mr. Lopez's Salary Retirement Plan benefit is based on his service from July 1, 2004 through July 1, 2009, which represents the time period that he was employed in the U.S. and covered under the qualified plan. Service for Mr. Lopez's International Plan benefit is from January 30, 1986 through December 31, 2015, which represents his original hire date with the Company.

4.
Pay = average annual earnings for high three years of salary plus annual incentive (if applicable)

5.
Pay = average annual earnings above the Social Security wage rate at retirement

6.
For participants hired after December 31, 2004, the Company contributes 2% of the participant's base salary (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 2% of the participant's base salary in excess of the IRS maximum recognizable compensation level to the non-qualified Executive Deferred Savings Plan.

7.
For deferrals prior to January 1, 2009, interest is compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody's A-rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company's qualified 401(k) plan based on individual investment elections.

8.
The Company matches 50% of the participant's contribution to the Stock Purchase & Savings Program up to the first 8% of the participant's base salary (up to the IRS maximum recognizable compensation level). The Company matches 50% of the participant's contribution up to the first 8% of base salary in excess of the IRS maximum recognizable compensation level to the non-qualified Executive Deferred Savings Plan.

9.
Pursuant to Board policy, for security reasons, the Company's Chief Executive Officer generally uses the Company aircraft for both business and personal travel. Per the terms of his employment agreement, Mr. Stroucken's personal use of the Company aircraft is limited to 50 hours per year, and he has agreed to reimburse the Company for any personal use of the Company's aircraft in excess of the 50 hours per year limit.

        Due to existing contractual arrangements, gross-ups on payments made for executive life insurance and secular trust benefits have been continued only for those participants already covered by such benefits. Mr. Baehren is eligible for tax gross-up on the annual economic value of an executive life insurance benefit and on payments made into his secular trust arrangement. Mr. Lopez is eligible for tax gross-up on the annual economic value of an executive life insurance benefit. These benefits are not available to new entrants. The Committee had previously reviewed the existing arrangements and determined that it was not in the share owners' best interest to incur the costs to eliminate these contractually based benefits for those who were eligible.

        The Company previously eliminated all tax gross-ups on personal use of Company aircraft, financial planning and tax preparation.

Roles and Responsibilities

        There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board's responsibilities relating to compensation of the Company's executive officers. When appropriate, the Committee holds executive sessions without management present (including the CEO). See description of the Committee above under the heading "Board and Committee Membership."

Executive Compensation Consultant

        To assist the Committee in carrying out its duties and responsibilities, the Committee engages the services of an executive compensation consultant. The consultant provides the Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the Committee on the overall design and implementation of the Company's executive compensation programs, and provides various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the Committee on regulatory and other technical developments that may affect the Company's executive compensation programs.

        During 2015 the Committee engaged Pay Governance as its executive compensation consultant. The Company does not engage Pay Governance or any of its affiliates with respect to any other consulting services.

        During 2015 specifically, the compensation consultant supported the Committee by: (i) reviewing the comparator group used by the Committee for benchmarking ; (ii) providing competitive market data on compensation for executives; (iii) analyzing the historical alignment of the Company's pay and performance versus the comparator group; (iv) providing advice with respect to executive compensation matters, including annual and long-term incentive plan design, difficulty of the Company's incentive plan goals, share utilization and pay mix; (v) conducting a risk assessment of the Company's compensation practices, as discussed previously; (vi) assisting the Company in its proxy disclosure and Say-on-Pay proposal; (vi) advising the Committee about regulatory and legislative updates as well as market trends; and (vii) assessing the competitiveness of the Company's pay program for directors.

        In its capacity as the executive compensation consultant to the Committee, the consultant reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee's direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations and prior to presentation for final approval.

        The Committee also reviewed the nature of and extent of the relationship between the Committee, the Company and its compensation consultant and the individuals at the consulting firm providing advice to the Committee and the Company with respect to any potential conflicts of interest. The Committee considered the following six factors in its evaluation:

  •
  provision of other services by the consulting firm;

  •
  amount of fees paid by the Company to the consulting firm, and those fees as a percentage of total revenue paid to all affiliates;

  •
  the policies and procedures that each consultant has in place to prevent conflicts of interest;

  •
  any business or personal relationships of the consultant with any members of the Committee;

  •
  any Company stock held by any of the individual consultants responsible for providing compensation advice to the Committee; and

  •
  any business or personal relationships between Company executives and the compensation consulting firm.

        Based on that review, the Committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance's ability to provide the Committee candid, direct and objective advice that is independent of management, and that the advice received by the Committee is not influenced by any other economic relationship that either firm, or any of the individuals at either firm responsible for providing compensation advice to the Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

  •
  is engaged by and reports directly to the Committee and its Chair;

  •
  can be terminated only by the Committee or its Chair;

  •
  meets as needed with the Committee in executive sessions that are not attended by any of the Company's officers;

  •
  has direct access to all members of the Committee during and between meetings;

  •
  does not permit the individuals responsible for providing compensation advice to the Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and

  •
  cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

Outside Legal Counsel

        When appropriate, the Committee engages the services of outside legal counsel for providing advice where regular internal Company counsel may have conflicts.

Chief Executive Officer

        The Company's CEO attends Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives and promotions.

        The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his compensation.

Senior Vice President, Chief Administrative Officer

        The Senior Vice President and Chief Administrative Officer ("SVP CAO") is responsible for coordinating Committee activities including: proposing meeting agendas based on the Committee's planning calendar and decision-making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; assisting with the coordination of the work done by the Committee's executive compensation consultant; and preparing appropriate materials for review by the Committee. The SVP CAO follows up on meeting action items and other assignments from the Committee and is available for consultation with the Committee as needed.

        In this role, the SVP CAO normally consults with the Chief Executive Officer, Chief Financial Officer, General Counsel and the Secretary. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

Other Executive Officers

        The Company's Chief Financial Officer prepares and provides all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the Committee's request, the Chief Financial Officer provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays an active role in development of the goals presented for approval in incentive compensation plan design.

        The General Counsel participates in Committee meetings and is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation.

        The Secretary also participates in Committee meetings, taking appropriate minutes to preserve a record of discussion and actions.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Hari N. Nair, Chair
Gary F. Colter
Peter S. Hellman
Hugh H. Roberts
Carol A. Williams
Dennis K. Williams

 2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Comp Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Albert P. L. Stroucken	2015	$1,078,000	$0	$3,933,736	$1,311,251	$1,020,327	$647,758	$123,540	$8,114,612
Chairman, Chief Executive Officer,	2014	1,070,750	0	4,485,109	1,311,245	1,252,777	779,064	143,657	9,042,602
and President	2013	1,049,000	0	3,933,755	1,311,252	1,951,140	539,631	150,418	8,935,196
Jan A. Bertsch	2015	$69,167	$0	$3,475,002	$324,999	$34,915	$0	$83,176	$3,987,259
Senior Vice President and
Chief Financial Officer
John A. Haudrich	2015	$334,546	$200,000	$149,985	$49,998	$116,907	$0	$21,974	$873,410
Senior Vice President, Chief Strategy
and Integration Officer, and Former
Acting Chief Financial Officer
Stephen P. Bramlage, Jr.	2015	$130,000	$0	$4,025,930	$299,997	$0	$0	$26,645	$4,482,572
Former Senior Vice President and	2014	508,250	0	871,027	250,004	371,658	0	46,048	2,046,987
Chief Financial Officer	2013	462,250	0	600,001	199,999	429,893	0	59,213	1,751,356
James W. Baehren	2015	$446,750	$0	$543,565	$150,002	$183,235	$280,177	$70,399	$1,674,128
Senior Vice President, and	2014	434,000	0	545,820	150,002	275,048	541,469	67,989	2,014,328
General Counsel	2013	422,019	0	449,994	149,996	340,147	220,742	60,872	1,643,770
Paul A. Jarrell	2015	$417,000	$0	$426,254	$112,502	$171,033	$0	$44,926	$1,171,715
Senior Vice President, and
Chief Administrative Officer
Andres A. Lopez	2015	$591,667	$0	$1,598,358	$499,998	$327,255	$399,164	$315,211	$3,731,653
President Glass Container	2014	425,833	0	651,584	187,492	265,436	599,214	358,054	2,487,613
Chief Operating Officer

(1)
The amount in this column reflects a bonus provided to Mr. Haudrich as recognition for serving as Acting CFO in 2015.

(2)
Amounts in this column reflect the grant date fair market value of restricted stock units and performance share units granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, See Note 15 to the Consolidated Financial Statements for 2015 contained in the Annual Report Form 10-K filed with the SEC on February 16, 2016.

  In the event the performance share units pay out at maximum value, the total potential values for grants of restricted stock units and performance share units are:

  For Mr. Stroucken for 2015, $6,556,227; 2014, $7,107,604; 2013, $6,556,266.

  For Ms. Bertsch for 2015, $4,125,006.

  For Mr. Haudrich for 2015, $249,976.

  For Mr. Bramlage for 2015, $4,625,920; 2014, $1,371,023; 2013, $999,993

  For Mr. Baehren for 2015, $843,560; 2014, $845,812; 2013, $749,982.

  For Mr. Jarrell for 2015, $651,257.

  For Mr. Lopez for 2015, $2,598,357; 2014, $1,026,579.

(3)
Amounts in this column reflect the grant date fair market value of options granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, See Note 15 to the Consolidated Financial Statements for 2015 contained in the Annual Report Form 10-K filed with the SEC on February 16, 2016.

(4)
Amounts in this column reflect awards under the Senior Management Incentive Program for the year indicated.

(5)
Amounts in this column reflect the increase in the present value of the accumulated benefits under the following: Mr. Stroucken—the Supplemental Retirement Benefit Plan, Mr. Baehren—the Salary Retirement Plan and the Supplemental Retirement Benefit Plan, and Mr. Lopez—the Salary Retirement Plan, the Supplemental Retirement Benefit Plan, and the International Pension Plan.

The Company's NEOs did not accrue any preferential or above market earnings on their non-qualified deferred compensation.

  The Company closed participation to the Salary Retirement Plan and the Supplemental Retirement Benefit Plan effective December 31, 2004. As a result, Ms. Bertsch, and Messrs. Haudrich, Bramlage and Jarrell do not participate in these plans.

(6)
All other compensation for 2015 is summarized below:

	Executive Life Insurance Premium(a)	Personal Use of Company Aircraft(b)	Company Contributions to Qualified Stock Purchase & Savings Program(c)	Company Contributions to Non-Qualified Executive Deferred Savings Program(d)	International Assignment / Relocation(e)	Payments in Regard to Termination of Employment(f)	Other Miscellaneous Income(g)	Tax Payments(h)	Total
Albert P. L. Stroucken	$6,493	$72,747	$5,300	$0	$0	$0	$39,000	$0	$123,540
Jan A. Bertsch	352	0	0	3,250	50,000	0	0	29,574	$83,176
John A. Haudrich	1,568	0	9,333	11,073	0	0	0	0	$21,974
Stephen P. Bramlage, Jr.	846	0	7,800	0	0	18,000	0	0	$26,645
James W. Baehren	13,871	0	10,600	6,000	0	0	26,500	13,429	$70,399
Paul A. Jarrell	2,715	0	10,426	14,595	0	0	17,190	0	$44,926
Andres A. Lopez	3,444	0	10,600	0	56,271	0	6,184	238,712	$315,211

(a)
Actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the NEO plus $60,000 for accidental death and dismemberment coverage.

(b)
The amount shown in this column represents the variable costs for personal use of Company aircraft by the NEOs. Pursuant to Board policy, for security reasons the Company's CEO generally uses the Company aircraft for both business and personal travel. No other NEOs use the Company aircraft for personal use. Variable costs were calculated based on a methodology that reflects average costs of operating each aircraft, such as fuel costs, trip related maintenance, crew travel expenses, trip related fees and storage costs, on board catering and communications charges, and other miscellaneous variable costs. Since the aircraft are used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.

(c)
The amount shown in this column for Mr. Stroucken represents 2% Company base salary contribution to the qualified Stock Purchase & Savings Program of $5,300.

  The amount shown in this column for Mr. Haudrich represents the Company match of $6,333 plus the 2% Company base salary contribution of $3,000 to the qualified Stock Purchase & Savings Program.

  The amount shown in this column for Mr. Bramlage represents the Company match of $5,200 plus the 2% Company base salary contribution of $2,600 to the qualified Stock Purchase & Savings Program.

  The amount shown in this column for Mr. Baehren represents the Company match of $10,600 to the qualified Stock Purchase & Savings Program. As Mr. Baehren is eligible to participate in the Salary Retirement Plan, he does not receive the 2% Company base salary contribution to the qualified Stock Purchase & Savings Program

  The amount shown in this column for Mr. Jarrell represents the Company match of $6,951 plus the 2% Company base salary contribution of $3,475 to the qualified Stock Purchase & Savings Program.

  The amount shown in this column for Mr. Lopez represents the Company match of $10,600 to the qualified Stock Purchase & Savings Program. As Mr. Lopez is eligible to participate in the International Retirement Plan, he does not receive the 2% Company base salary contribution to the qualified Stock Purchase & Savings Program

(d)
The amount shown in this column for Ms. Bertsch represents the Company match of $2,167 plus the 2% Company base salary contribution of $1,083 to the non-qualified Executive Deferred Savings Plan.

  The amount shown in this column for Mr. Haudrich represents the Company match of $7,382 plus the 2% Company base salary contribution of $3,691 to the non-qualified Executive Deferred Savings Plan.

  The amount shown in this column for Mr. Baehren represents the Company match of $6,000 to the non-qualified Executive Deferred Savings Plan. As Mr. Baehren is eligible to participate in the Salary Retirement Plan, he does not receive the 2% Company base salary contribution to the non-qualified Executive Deferred Savings Plan.

  The amount shown in this column for Mr. Jarrell represents the Company match of $9,730 plus the 2% Company base salary contribution of $4,865 to the non-qualified Executive Deferred Savings Plan.

(e)
The amount shown in this column for Ms. Bertsch represents the moving allowance for her relocation.

  The amount shown in this column for Mr. Lopez represents amounts related to his relocation to Ohio (from Florida) upon his promotion to President, O-I Americas and includes $20,567 for household goods storage, $2,200 for shipment of automobile, and $3,504 for temporary living expenses. The amount also includes a $30,000 transition payment for global relocation benefits provided to Mr. Lopez for his prior move from Brazil to the U.S. due to the relocation of the Latin America regional office to Florida while Mr. Lopez was the President of O-I Latin America.

(f)
The amount shown in this column for Mr. Bramlage represents $18,000 for the payout of unused vacation time upon his termination of employment.

(g)
The amount shown in this column for Mr. Stroucken represents $15,000 for reimbursement of professional advice related to tax, estate planning and financial planning and an automobile allowance of $24,000.

  The amount shown in this column for Mr. Baehren represents $2,500 for reimbursement of professional advice related to tax, estate planning and financial planning and an automobile allowance of $24,000.

  The amount shown in this column for Mr. Jarrell represents $15,000 for reimbursement of professional advice related to tax, estate planning and financial planning; $190 for the personal use of a car service, and $2,000 for the cost of an executive physical.

  The amount shown in this column for Mr. Lopez represents $6,184 for the personal use of a car service during his temporary living period.

(h)
For Ms. Bertsch, the amount represents tax gross-up on her relocation benefit.

  With respect to Messrs. Baehren and Lopez, the amounts shown in this column include $13,429 and $3,402 respectively, for tax gross ups on life insurance benefits. These amounts are attributable to premiums paid during 2015 by the Company in connection with life insurance policies issued pursuant to the Owens Illinois Executive Life Insurance Plan and participation agreements entered into with the Company.

  For Mr. Lopez, the amount also includes tax assistance on relocation and expatriate assignment benefits of $126,439 for trailing tax equalization related to his assignment in Brazil, $67,239 for tax gross up on this tax equalization, $14,676 for tax gross up on the transition payment related to his relocation to the U.S. from Brazil, $3,497 for tax gross up on his temporary living expenses, and $23,459 gross up on storage of household goods.

GRANTS OF PLAN-BASED AWARDS IN 2015

								All Other Stock Awards: Number of Shares or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(5)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Exercise or Base Price of Option Awards ($ Per Share)(6)	Grant Date Value of Stock and Option Awards ($)(7)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Albert P. L. Stroucken	3/7/2015	$485,100	$1,617,000	$3,234,000	32,795	109,316	218,632	54,658	(3)	165,145	$23.99	$5,244,988
	3/7/2015							0	(4)
Jan A. Bertsch	11/23/2015	$16,600	55,333	110,667	10,162	33,872	67,744	16,936	(3)	53,366	19.19	1,300,004
	11/23/2015							130,276	(8)			2,499,996
John A. Haudrich	3/7/2015	$55,582	185,273	370,546	1,250	4,168	8,336	2,084	(3)	6,297	23.99	199,984
	3/7/2015							0	(4)
Stephen P. Bramlage, Jr.	3/7/2015	$29,250	97,500	195,000	7,503	25,010	50,020	12,505	(3)	37,783	23.99	1,199,982
	3/7/2015							5,250	(4)			125,948
	3/7/2015							125,052	(9)			2,999,997
James W. Baehren	3/7/2015	$87,116	290,388	580,775	3,752	12,505	25,010	6,253	(3)	18,892	23.99	600,007
	3/7/2015							3,900	(4)			93,561
Paul A. Jarrell	3/7/2015	$81,315	271,050	542,100	2,814	9,379	18,758	4,689	(3)	14,169	23.99	449,993
	3/7/2015							3,700	(4)			88,763
Andres A. Lopez	3/7/2015	$149,625	498,750	997,500	12,505	41,684	83,368	20,842	(3)	62,972	23.99	1,999,996
	3/7/2015							4,100	(4)			98,359

(1)
These columns show the amounts representing the annual incentive opportunity available under the SMIP. See "Compensation Discussion and Analysis—Annual Incentive" for further discussion. Amounts indicated are based on a percentage of the base salary earned in 2015. Actual payouts vary based on final performance results and range from 30% to 200% of target.

(2)
These columns show the performance share units granted in 2015 to each of the NEOs under the Company's Incentive Award Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 30% to 200% of target. Earned performance share units will be paid in shares of Common Stock in March 2018.

(3)
This value represents the number of time-based restricted stock units granted in 2015 to each of the NEOs under the Company's Incentive Award Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. The restrictions on these units lapse in equal annual installments on each of the first four anniversaries of the grant date.

(4)
This value represents the number of time-based restricted stock units granted in 2015 to certain NEOs (excluding Mr. Stroucken at his recommendation and Ms. Bertsch and Mr. Haudrich as they were not if their roles in 2014) under the Company's Incentive Award Plan in recognition of the Company's performance and key contributions of the NEOs in 2014. In particular, the Committee considered the generation of the second highest FCF in company history ($329 million), despite the negative effect by the strong U.S. dollar, as well as the significant achievement of challenging cost-cutting goals that drove share owner value creation. See 2015 Proxy "Compensation Discussion & Analysis—2015 Special Equity Awards to Recognize 2014 Performance" for further discussion regarding the awards. The restrictions on these units lapse in equal annual installments on each of the first two anniversaries of the grant date.

(5)
This column shows the number of stock options granted in 2015 to each of the NEOs under the Company's Incentive Award Plan. See "Compensation Discussion and Analysis—Long Term Incentives" for further discussion regarding the awards. The options vest and become exercisable in equal annual installments on each of the first four anniversaries of the grant date.

(6)
This column shows the exercise price for the stock options granted in 2015 to each of the NEOs, which was the closing price of the Company's Common Stock on the date the Compensation Committee granted the options, or, in cases where the there is no closing price on the date of grant, the price on the last preceding date for which there is a closing price.

(7)
The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 15 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the SEC on February 16, 2016. There can be no assurances that the amounts shown in the table will be realized by the NEO.

  In the event the performance share units pay out at maximum value, the total grant date value of stock and option awards are:

  For Mr. Stroucken: $7,867,478.

  For Ms. Bertsch: $4,450,005.

  For Mr. Haudrich: $299,974.

  For Mr. Bramlage: $4,925,917.

  For Mr. Baehren: $993,563.

  For Mr. Jarrell: $763,758.

  For Mr. Lopez: $3,098,355.

(8)
This value represents the number of time-based restricted stock units granted to Ms. Bertsch upon her hire date under the Company's Incentive Award Plan as an inducement to join the Company. The restrictions on these units lapse on the third anniversary of the grant date.

(9)
This value represents the number of time-based restricted stock units granted to Mr. Bramlage in 2015 in connection with the CEO succession planning process in recognition of his contributions to the Company and was intended to ensure retention through the CEO transition and stabilization of the senior executive team. The restrictions on these units were to lapse on the third anniversary of the grant date. Mr. Bramlage forfeited the grant upon his resignation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2015

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options: Exercisable (#)		Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Unit that Have Not Vested ($)(24)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(30)
Albert P. L. Stroucken	2015	0	(2)	165,145	$23.99	3/7/2022	54,658	(13)	$952,142	109,316	(26)	$1,904,285
	2014	24,592	(4)	73,776	33.62	3/7/2021	29,251	(16)	509,552
	2014						8,200	(17)	142,844	78,004	(28)	1,358,830
	2013	52,959	(5)	52,958	26.07	3/7/2020	25,148	(18)	438,078	100,595	(29)	1,752,365
	2012	78,708	(6)	26,236	22.69	3/7/2019	12,395	(19)	215,921
	2011	123,454	(8)	0	29.89	3/7/2018
	2010	111,570	(9)	0	31.03	3/7/2017
	2009	384,615	(10)	0	10.13	3/7/2016
Jan A. Bertsch	2015	0	(1)	53,366	19.19	11/23/2022	16,936	(11)	295,025	33,872	(25)	590,050
	2015						130,276	(12)	2,269,408
John A. Haudrich	2015	0	(2)	6,297	23.99	3/7/2022	2,084	(13)	36,303	4,168	(26)	72,607
	2014	938	(4)	2,813	33.62	3/7/2021	1,115	(16)	19,423	2,974	(28)	51,807
	2013	2,020	(5)	2,019	26.07	3/7/2020	958	(18)	16,688	3,836	(29)	66,823
	2012	3,498	(6)	1,166	22.69	3/7/2019	551	(19)	9,598
	2011	3,628	(8)	0	29.89	3/7/2018
	2010	3,444	(9)	0	31.03	3/7/2017
	2009	9,140	(10)	0	10.13	3/7/2016
James W. Baehren	2015	0	(2)	18,892	23.99	3/7/2022	6,253	(13)	108,927	12,505	(26)	217,837
	2015						3,900	(14)	67,938
	2014	2,814	(4)	8,439	33.62	3/7/2021	3,346	(16)	58,287	8,923	(28)	155,439
	2014						1,425	(17)	24,824
	2013	6,058	(5)	6,058	26.07	3/7/2020	2,876	(18)	50,100	11,507	(29)	200,452
	2012	10,495	(6)	3,498	22.69	3/7/2019	1,652	(19)	28,778
	2011	13,208	(8)	0	29.89	3/7/2018
	2010	12,534	(9)	0	31.03	3/7/2017
	2004						15,000	(20)	261,300
	2003						12,000	(21)	209,040
	2002						10,000	(22)	174,200
	1999						3,000	(23)	52,260
Paul A. Jarrell	2015	0	(2)	14,169	23.99	3/7/2022	4,689	(13)	81,682	9,379	(26)	163,382
	2015						3,700	(14)	64,454
	2014	2,110	(4)	6,330	33.62	3/7/2021	2,509	(16)	43,707	6,692	(28)	116,575
	2014						1,375	(17)	23,953
	2013	4,040	(5)	4,038	26.07	3/7/2020	1,918	(18)	33,412	7,672	(29)	133,646
	2012	6,996	(6)	2,332	22.69	3/7/2019	1,101	(19)	19,179
	2011	10,160	(7)	0	30.17	6/6/2018
Andres A. Lopez	2015	0	(2)	62,972	23.99	3/7/2022	20,842	(13)	363,068	41,684	(26)	726,135
	2015						4,100	(14)	71,422
	2014	2,345	(4)	7,032	33.62	3/7/2021	2,788	(16)	48,567	7,436	(28)	129,535
	2014						1,325	(17)	23,082
	2014	1,826	(3)	5,475	25.73	11/3/2021	1,821	(15)	31,722	4,858	(27)	84,626
	2013	5,049	(5)	5,048	26.07	3/7/2020	2,397	(18)	41,756	9,590	(29)	167,058
	2012	6,122	(6)	2,040	22.69	3/7/2019	964	(19)	16,793
	2011	10,160	(8)	0	29.89	3/7/2018
	2010	6,887	(9)	0	31.03	3/7/2017
	2004						1,000	(20)	17,420
	1999						3,000	(23)	52,260

OPTION AWARD VESTING SCHEDULE

			Vesting Dates
		Option Price
	Option Grant Date		25%	25%	25%	25%
(1)	November 23, 2015	$19.19	11/23/16	11/23/17	11/23/18	11/23/19
(2)	March 7, 2015	$23.99	3/7/16	3/7/17	3/7/18	3/7/19
(3)	November 3, 2014	$25.73	11/3/15	11/3/16	11/3/17	11/3/18
(4)	March 7, 2014	$33.62	3/7/15	3/7/16	3/7/17	3/7/18
(5)	March 7, 2013	$26.07	3/7/14	3/7/15	3/7/16	3/7/17
(6)	March 7, 2012	$22.69	3/7/13	3/7/14	3/7/15	3/7/16
(7)	June 6, 2011	$30.17	6/6/12	6/6/13	6/6/14	6/6/15
(8)	March 7, 2011	$29.89	3/7/12	3/7/13	3/7/14	3/7/15
(9)	March 7, 2010	$31.03	3/7/11	3/7/12	3/7/13	3/7/14
(10)	March 7, 2009	$10.13	3/7/10	3/7/11	3/7/12	3/7/13

RESTRICTED STOCK VESTING SCHEDULE

	Grant Date	Vesting Terms
(11)	November 23, 2015	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(12)	November 23, 2015 (Special)	The restriction on these shares lapse in full on the third anniversary of the grant date.
(13)	March 7, 2015 (Annual)	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(14)	March 7, 2015 (Discretionary)	The restriction on these shares lapse in equal annual installments on each of the first two anniversaries of the grant date.
(15)	November 3, 2014	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(16)	March 7, 2014 (Annual)	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(17)	March 7, 2014 (Discretionary)	The restriction on these shares lapse in equal annual installments on each of the first two anniversaries of the grant date.
(18)	March 7, 2013	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(19)	March 7, 2012	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

	Grant Date	Vesting Terms
(20)	March 10, 2004	The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(21)	February 17, 2003
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(22)	February 2, 2002
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(23)	May 17, 1999
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(24)	Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2015 ($17.42), the last business day of the year.

PERFORMANCE SHARE VESTING SCHEDULE

	Grant Date	Vesting Terms
(25)	November 23, 2015	Performance shares for the grant period of 2015-2017. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(26)	March 7, 2015	Performance shares for the grant period of 2015-2017. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(27)	November 3, 2014	Performance shares for the grant period of 2014-2016. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(28)	March 7, 2014	Performance shares for the grant period of 2014-2016. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(29)	March 7, 2013	Performance shares for the grant period of 2013-2015. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(30)	Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2015 ($17.42), the last business day of the year.

 OPTION EXERCISES AND STOCK VESTED IN 2015

	Option Awards		Stock Awards
Name	Number Of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Albert P. L. Stroucken	0	$0	149,198	$3,579,260
Jan A. Bertsch	0	0	0	0
John A. Haudrich	0	0	6,019	144,396
Stephen P. Bramlage, Jr.	20,111	131,313	20,795	498,872
James W. Baehren	0	0	19,616	470,588
Paul A. Jarrell	0	0	13,667	328,063
Andres A. Lopez	0	0	13,325	318,329

PENSION BENEFITS

		12/31/2015
Name(1)	Plan Name	Number of Years of Credited service (#)		Present value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Albert P. L. Stroucken	Supplemental Retirement Benefit Plan	10.5	(2)	$6,412,746	$0

	Total			6,412,746
James W. Baehren	Salary Retirement Plan	23.67		1,899,265	0
	Supplemental Retirement Benefit Plan	23.67		1,665,140	0

	Total			3,564,405
Andres A. Lopez	Salary Retirement Plan	5.00		118,715	0
	Supplemental Retirement Benefit Plan	29.92		2,827,456	0

	Total			2,946,171

(1)
Ms. Bertsch and Messrs. Haudrich, Bramlage and Jarrell are not participants in the Salary Retirement Plan or the Supplemental Retirement Benefit Plan.

(2)
Mr. Stroucken's service includes 1.5 years of additional service in the Supplemental Retirement Benefit Plan, per his employment agreement. The incremental value due to the additional service granted to Mr. Stroucken equals $916,107 as of December 31, 2015.

Assumptions for Salary Retirement Plan and Supplemental Retirement Benefit Plan:
Mortality:

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2014 projected generationally using MP-2015 scale. For the portion of the benefit assumed to be received as a lump sum, mortality is a blended RP-2014 lump-sum mortality table with MP-2015 generational projection.

Lump Sum Rate (Salary Retirement Plan):	4.47%
Lump Sum Rate (Supplemental Retirement Benefit Plan):	4.44%
Annuity Rate (Salary Retirement Plan):	4.47%
Annuity Rate (Supplemental Retirement Benefit Plan):	N/A

        Benefits are deferred to the earliest unreduced retirement age, which is the later of the executive's age or age 65.

        Pensionable Earnings = 2015 Base + 2015 SMIP bonus paid in 2016.

        All SERP benefits are assumed to be taken as a lump sum; 80% of Salary Plan benefits are assumed to be taken as a lump sum with the remaining 20% taken as an annuity.

Non-Qualified Deferred Compensation(1)

	2015 Values
	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(5)
Albert P. L. Stroucken	$0	$0	$0	$0	$0
Jan A. Bertsch	4,333	3,250	2	0	7,586
John A. Haudrich	18,455	11,073	2,671	0	163,348
Stephen P. Bramlage, Jr.	200	0	(4,296)	0	289,719
James W. Baehren	11,740	6,000	9,740	0	283,695
Paul A. Jarrell	21,523	14,595	(1,627)	(30,663)	35,273
Andres A. Lopez	0	0	(38)	(7,587)	0

(1)
Participants may defer up to 100% of base salary into the Executive Deferred Savings Plan. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a "cash deferral account" or a "stock deferral account" at the individual's election. Interest is credited in the "cash" account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody's A- rated companies. The "stock" account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company's stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company's qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

(2)
Amounts in this column are included in the NEO's base salary on the "Summary Compensation Table."

(3)
Amounts in this column are included in the "All Other Compensation" column on the "Summary Compensation Table."

(4)
Amounts in this column are not included in any of the amounts reported on the "Summary Compensation Table."

(5)
Of the total amounts listed in this column, the following amounts have been included in the "Salary" or "All Other Compensation" columns on the "Summary Compensation Table" since 2006: for Ms. Bertsch—$7,583; for Mr. Haudrich—$29,528; for Mr. Bramlage—$180,237; for Mr. Baehren—$163,187; and for Mr. Jarrell—$36,118.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following tables show the amount of compensation that may be paid to each NEO upon voluntary termination, retirement, involuntary termination not for cause, Change in Control, for cause termination, disability, or death. The amounts shown assume a termination date effective December 31, 2015, the last business day of the year. For payments made pursuant to stock options, restricted stock units, or performance share units, the amount earned by each NEO upon retirement may differ based on whether they are eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for at December 31, 2015.

        Unless specifically noted, each of the payments described below is the same for any salaried employee of the Company.

Payments Made Upon Termination

        Payments made upon termination for any reason include:

  •
  Amounts accrued and vested through the Salary Retirement Plan (SRP), Supplemental Retirement Benefit Plan (SRBP) and International Pension Plan.

  •
  Equity awards that become vested at the date of termination; stock option awards that were vested but unexercised as of December 31, 2015 were excluded from the values shown.

Payments Made Upon Retirement

        In addition to the above:

  •
  Upon retirement (defined as at least age 60 with at least ten years of service, or, for grants made from 2009 through 2010 and from 2014 through 2015, age 65 with no service requirement):

  •
  Unvested stock options continue normal vesting and are exercisable through their original term.

  •
  Unvested restricted stock units continue normal vesting if granted at least one year prior to the retirement date; restricted stock units granted less than one year prior to the retirement date are forfeited.

  •
  Unvested performance share units immediately vest and any payout earned based on company performance will be paid following the related three-year cycle.

  •
  Mr. Lopez will be eligible to participate in the Company's retiree medical plan once he is eligible to retire at age 55 with 10 years of service. This plan provides pre-age 65 coverage to employees and their spouse. As Mr. Baehren is now age 65, he is no longer eligible for retiree medical. The plan is only available to U.S. employees hired prior to January 1, 2003; as a result, the other NEOs are not eligible to participate in this plan.

Payments Made Upon Involuntary Termination Not For Cause

        In addition to that noted under Payments Made upon Termination, upon an Involuntary Termination Not for Cause:

    •
    Unvested stock options are forfeited. Vested stock options can be exercised through the earlier of one year from the termination date or the end of the grant term.

    •
    Unvested restricted stock units are forfeited.

    •
    Unvested performance share units immediately vest on a pro rata basis and any payout earned based on company performance will be paid following the related three-year cycle

  •
  In the event of Involuntary Termination Not For Cause, under the terms of his employment agreement, Mr. Stroucken is eligible for severance in the amount of two times annual base salary plus target bonus, payable over 24 months and continued health benefits for twenty-four months at the same rate as active employees unless enrolled for coverage in another employer's health plan. Such severance is subject to release and continued compliance with a two-year non-compete / non-solicitation and confidentiality requirements.

  •
  In the event of Involuntary Termination Not for Cause, under the terms of the Executive Severance Policy, Ms. Bertsch and Messrs. Haudrich, Baehren, Jarrell, and Lopez are eligible to receive a lump sum severance benefit equal to two times annual base salary plus target bonus, plus continued health benefits for twenty-four months at the same rate as active employees. If the provision of health benefits, however, would cause a negative tax consequence for the Company under the Affordable Care Act, then the Company will pay the executive the value of the health benefits in cash. Executives will also be entitled to standard outplacement benefits. Severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company's employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy. If the executive is a party to an agreement providing severance benefits, then he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

Payments Made Upon Change in Control

  •
  In the event of a change in control (with award assumed by acquirer):

  •
  Unvested stock options granted in 2015 or later will remain outstanding and continue to vest according to their normal vesting schedule. If the Employee is terminated within two-years of the Change in Control without "cause" or for "good reason", the options will fully vest and be paid out. Unvested stock options granted prior to 2015 have no post Change in Control vesting protection. (If not assumed by acquirer, the options become fully exercisable prior to the effective date of a Change in Control and will be paid out. If granted prior to 2015, options become fully exercisable and must be exercised or will expire on the effective date of such Change in Control.)

    •
    Unvested restricted stock units and performance share units granted in 2015 or later will remain outstanding and continue to vest according to their normal vesting schedule. If the Employee is terminated within two-years of the Change in Control without "cause" or for "good reason", the units will fully vest and be paid out (at grant level for performance share units). Unvested units granted prior to 2015 will fully vest and be paid out prior to the Change in Control (at grant level for performance share units). (If not assumed by acquirer, the units will fully vest prior to the effective date of a Change in Control and will be paid out (at grant level for performance share units).)

  •
  In the event of an Involuntary Termination Not for Cause within one year after a Change in Control, Mr. Stroucken is eligible for those benefits noted above in the event of Involuntary Termination Not for Cause, plus one times annual base salary plus target bonus. If the severance benefits, along with any other payments occurring in connection with a Change in Control, were to cause Mr. Stroucken to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or he will be entitled to retain his full severance benefits, whichever results in the better after-tax position.

  •
  In the event of an Involuntary Termination Not for Cause, including a termination for "good reason", during the twenty-four month period following a Change in Control, under the terms of the Executive Severance Policy, Ms. Bertsch and Messrs. Haudrich, Baehren, Jarrell, and Lopez are eligible to receive those benefits noted above in the event of Involuntary Termination Not for Cause. If the severance benefits, along with any other payments occurring in connection with a Change in Control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits, whichever results in the better after-tax position to the executive.

Payments Made Upon Death or Total Disability

  •
  Upon Death or Total Disability:

  •
  Unvested stock options immediately vest and can be exercised through the earlier of one year from the date of death/disability or the end of the grant term.

  •
  Unvested restricted stock units and performance share units immediately vest and any performance share unit payout earned based on company performance will be paid following the related three-year cycle.

  •
  In the event of Disability, each NEO with at least one year of service at the time of disability is eligible to participate in the Company's long-term disability plan for salaried employees. This plan pays participants approximately 60% of their base salary plus target bonus in combination with other types of income replacement benefits, such as Social Security or workers' compensation, capped at $15,000 per month, for the duration of their disability, or until age 65.

  •
  In the event of Disability, each NEO receives continued coverage under the Company's health care plan for active employees for the duration of their coverage under the Company's long-term disability plan.

  •
  The NEOs participate in a life insurance program that differs from that offered to most salaried employees of the Company. For NEOs, the benefit payable to the beneficiary upon death is three times annual base salary.

        The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2015.

Albert P. L. Stroucken

	Normal Retirement	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2015 Annual Incentive (SMIP)	$1,020,327	$0	$1,020,327	$1,020,327	$0	$1,020,327	$1,020,327
Annual Incentive (SMIP)	0	3,234,000	0	4,851,000	0	3,234,000	1,617,000
Stock Options	0	0	0	0	0	0	0
Performance Shares	5,015,479	3,181,146	5,015,479	5,015,479	0	5,015,479	5,015,479
Restricted Stock Awards	1,306,395	0	1,306,395	1,306,395	0	1,306,395	1,306,395
Benefits and Perquisites
Retirement Plans (SERP Benefit)	6,413,000	6,413,000	6,413,000	6,413,000	6,413,000	6,413,000	6,413,000
Health & Welfare Benefits	0	18,267	0	18,267	0	18,267	6,552
Disability Income	0	0	0	0	0	175,943	0
Life Insurance Benefits	0	0	0	0	0	0	3,234,000
Cash Severance	0	2,156,000	0	3,234,000	0	2,156,000	0
280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	0	0	0	0

Total	$13,755,202	$15,002,413	$13,755,202	$21,858,469	$6,413,000	$19,339,411	$18,612,754

Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2014 projected generationally using MP-2015 scale. For the portion of the benefit assumed to be received as a lump sum, a blended RP-2014 lump-sum mortality table with MP-2015 generational projection is used.

        Supplemental Retirement Benefit Plan benefits are assumed to be taken as a lump sum. The interest rate used for lump sums is 4.44%.

Benefits Payable

        Mr. Stroucken is not eligible for the Salary Retirement Plan, the Salary Health and Welfare Plan, or the Executive Life Insurance Plan.

        Retirement Plan benefits represent the value of the pension benefits as if the participant terminated employment on December 31, 2015 and commences payment immediately (since he is past his normal retirement date).

        Involuntary Termination Not for Cause severance benefits are subject to execution and non-revocation of a general release on terms reasonably satisfactory to the Company within 60 days following termination date.

        Disability benefits represent the value of benefits as if the participant became disabled on December 31, 2015. Pension benefits reflect accrued benefits payable at the later of age 65 or his current age.

        Death benefits represent the value of benefits as if the participant became deceased on December 31, 2015. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant's immediate retirement benefit, or the lump-sum value of 25% of the participant's base pay.

Jan A. Bertsch

	Voluntary Resignation	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2015 Annual Incentive (SMIP)	$0	$0	$34,915	$0	$0	$34,915	$34,915
Annual Incentive (SMIP)	0	1,040,000	0	1,040,000	0	0	0
Stock Options	0	0	0	0	0	0	0
Performance Shares	0	171,286	590,050	590,050	0	590,050	590,050
Restricted Stock Awards	0	0	2,564,433	2,564,433	0	2,564,433	2,564,433
Benefits and Perquisites
Retirement Plans	0	0	0	0	0	0	0
Health & Welfare Benefits	0	0	0	0	0	0	0
Disability Income	0	0	0	0	0	0	0
Life Insurance Benefits	0	0	0	0	0	0	1,950,000
Cash Severance	0	1,300,000	0	1,300,000	0	0	0
280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	(1,764,849)	0	0	0

Total	$0	$2,511,286	$3,189,398	$3,729,634	$0	$3,189,398	$5,139,398

Benefits Payable

        Ms. Bertsch is not eligible for a retirement plan.

        As Ms. Bertsch declined Health and Welfare benefits for 2015, she does not receive any of those benefits under the termination scenarios.

        Ms. Bertsch does not meet the one year service requirement in order to receive the Long-Term Disability income.

        Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company's employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.

John A. Haudrich

	Voluntary Resignation	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2015 Annual Incentive (SMIP)	$0	$0	$116,907	$0	$0	$116,907	$116,907
Annual Incentive (SMIP)	0	468,000	0	468,000	0	0	0
Stock Options	0	0	0	0	0	0	0
Performance Shares	0	121,298	191,237	191,237	0	191,237	191,237
Restricted Stock Awards	0	0	82,013	82,013	0	82,013	82,013
Benefits and Perquisites
Retirement Plans	0	0	0	0	0	0	0
Health & Welfare Benefits	0	29,618	0	29,618	0	92,883	1,546
Disability Income	0	0	0	0	0	2,090,017	0
Life Insurance Benefits	0	0	0	0	0	0	1,080,000
Cash Severance	0	720,000	0	720,000	0	0	0
280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	(55,971)	0	0	0

Total	$0	$1,338,916	$390,157	$1,434,897	$0	$2,573,057	$1,471,703

Benefits Payable

        Mr. Haudrich is not eligible for a retirement plan.

        Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company's employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.

Stephen P. Bramlage, Jr.

        Mr. Bramlage voluntarily resigned from the Company effective April 1, 2015. He received $18,000 for the payout of unused vacation time.

James W. Baehren

	Normal Retirement	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2015 Annual Incentive (SMIP)	$183,235	$0	$183,235	$0	$0	$183,235	$183,235
Annual Incentive (SMIP)	0	585,000	0	585,000	0	0	0
Stock Options	0	0	0	0	0	0	0
Performance Shares	573,728	573,728	573,728	573,728	0	573,728	573,728
Restricted Stock Awards	858,789	858,789	926,727	926,727	0	926,727	926,727
Benefits and Perquisites
Retirement Plans (SERP Benefit)	3,564,000	3,564,000	3,564,000	3,564,000	3,564,000	3,564,000	3,564,000
Health & Welfare Benefits	596,000	613,696	596,000	613,696	596,000	626,303	1,092
Disability Income	0	0	0	0	0	344,611	0
Life Insurance Benefits	0	0	0	0	0	0	1,350,000
Cash Severance	0	900,000	0	900,000	0	0	0
280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	0	0	0	0

Total	$5,775,751	$7,095,213	$5,843,689	$7,163,150	$4,160,000	$6,218,603	$6,598,781

Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2014 projected generationally using MP-2015 scale. For the portion of the benefit assumed to be received as a lump sum, a blended RP-2014 lump-sum mortality table with MP-2015 generational projection is used.

        All SERP benefits are assumed to be taken as a lump sum. Eighty percent of Salary Plan benefits are assumed to be taken as a lump sum with the remaining 20% as an annuity. The Salary Plan interest rate is 4.47%, the interest rate used for lump sums in the SERP is 4.44%, and the interest rate used for the Salary health and welfare benefits is 4.23%.

        Mr. Baehren's Salary Plan benefit includes a QSERP of $62,178, and his SERP benefit reflects a $103,000 offset for payments previously received.

Benefits Payable

        Termination benefits represent the value of the pension and executive retiree life insurance benefits as if the participant terminated employment on December 31, 2015 and commences payment immediately (since he is past his normal retirement date). No post-retirement medical benefits are included since he and his spouse are over age 65.There are no provisions in the pension plans that are contingent on the type of termination.

        Earliest retirement benefits represent the value of the pension benefits and executive retiree life insurance as if the participant terminated on December 31, 2015 and commenced payment as soon as possible. Since Mr. Baehren is currently eligible to retire, this value represents commencement at December 31, 2015. No postretirement medical benefits are included since he and his spouse are over age 65. The health and welfare benefits represent the value of the executive retiree life insurance benefits as if the participant retired as of December 31, 2015 and immediately elected coverage.

        Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company's employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.

        Disability benefits represent the value of pension and executive retiree life insurance benefits as if the participant became disabled on December 31, 2015 and started benefits immediately, since he is over age 65. No postretirement medical benefits are included since he and his spouse are over age 65. Health and welfare benefits represent medical and life insurance benefits commencing at age 65 for those eligible to retire at December 31, 2015.

        Death benefits represent the value of benefits as if the participant became deceased on December 31, 2015. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant's immediate retirement benefit, or the lump-sum value of 25% of the participant's base pay. Health and welfare benefits are not available post-65.

Paul A. Jarrell

	Voluntary Resignation	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2015 Annual Incentive (SMIP)	$0	$0	$171,033	$0	$0	$171,033	$171,033
Annual Incentive (SMIP)	0	542,100	0	542,100	0	0	0
Stock Options	0	0	0	0	0	0	0
Performance Shares	0	256,226	413,603	413,603	0	413,603	413,603
Restricted Stock Awards	0	0	266,387	266,387	0	266,387	266,387
Benefits and Perquisites
Retirement Plans	0	0	0	0	0	0	0
Health & Welfare Benefits	0	29,618	0	29,618	0	93,348	1,546
Disability Income	0	0	0	0	0	1,581,018	0
Life Insurance Benefits	0	0	0	0	0	0	1,251,000
Cash Severance	0	834,000	0	834,000	0	0	0
280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	0	0	0	0

Total	$0	$1,661,944	$851,023	$2,085,708	$0	$2,525,389	$2,103,569

Benefits Payable

        Mr. Jarrell is not eligible for a retirement plan.

        Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company's employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.

Andres A. Lopez

	Voluntary Resignation	Involuntary Termination Not For Cause	Change In Control Without Termination	Change In Control With Termination	For Cause Termination	Disability	Death
Compensation
2015 Annual Incentive (SMIP)	$0	$0	$327,256	$0	$0	$327,256	$327,256
Annual Incentive (SMIP)	0	1,020,000	0	1,020,000	0	0	0
Stock Options	0	0	0	0	0	0	0
Performance Shares	0	515,910	1,107,355	1,107,355	0	1,107,355	1,107,355
Restricted Stock Awards	0	0	624,420	624,420	0	624,420	624,420
Benefits and Perquisites
Retirement Plans (SRP, SERP & International)	2,946,000	2,946,000	2,946,000	2,946,000	2,946,000	2,946,000	2,638,000
Health & Welfare Benefits	0	29,618	0	29,618	0	91,518	1,546
Disability Income	0	0	0	0	0	1,581,018	0
Life Insurance Benefits	0	0	0	0	0	0	1,800,000
Cash Severance	0	1,200,000	0	1,200,000	0	0	0
280G Tax Adjustments
Adjustment from Modified Cap	0	0	0	(163,307)	0	0	0

Total	$2,946,000	$5,711,528	$5,005,030	$6,764,085	$2,946,000	$6,681,567	$6,498,576

Assumptions

        No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2014 projected generationally using MP-2015 scale. For the portion of the benefit assumed to be received as a lump sum, a blended RP-2014 lump-sum mortality table with MP-2015 generational projection is used.

        All SERP benefits are assumed to be taken as a lump sum. Eighty percent of Salary Plan benefits are assumed to be taken as a lump sum with the remaining 20% as an annuity. The Salary Plan interest rate is 4.47% and the interest rate used for lump sums in the SERP is 4.44%.

Benefits Payable

        Termination benefits represent the value of the pension benefits as if the participant terminated employment on December 31, 2015 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

        Retirement benefits represent the value of the pension benefits as if the participant terminated on December 31, 2015 and commenced payment as soon as possible. Since Mr. Lopez is not currently eligible to retire, this value represents commencement at Normal Retirement Date. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if the participant terminated as of December 31, 2015 and immediately elected coverage. Since Mr. Lopez is not eligible for retiree health and welfare benefits on December 31, 2015, no amounts are shown.

        Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company's employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.

        Disability benefits represent the value of benefits as if the participant became disabled on December 31, 2015. Pension benefits reflect accrued benefits payable at age 65. Health and welfare benefits represent medical and life insurance benefits commencing at age 65 for those eligible to retire at December 31, 2015.

        Death benefits represent the value of benefits as if the participant became deceased on December 31, 2015. SERP benefits reflect an immediate lump-sum payable to the spouse equal to the lump-sum value of 25% of the participant's base pay. Salary Plan benefits reflect a 50% Joint and Survivor benefit payable at the participant's earliest retirement date. Health and welfare benefits represent retiree medical benefits for the spouse if the participant was retirement eligible as of December 31, 2015. Since Mr. Lopez is not eligible for retiree health and welfare benefits on December 31, 2015, no amounts are shown.

 AUDIT COMMITTEE REPORT

        As part of its ongoing activities, which are described under "Board and Committee Membership", (see page 14) the Audit Committee has:

  •
  discussed with the Company's director of internal audit and Ernst & Young LLP, the Company's independent registered public accounting firm, the overall scope and plans for their respective audits;

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements and the independent registered public accounting firm's evaluation of the Company's system of internal control over financial reporting contained in the Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board and other professional standards;

  •
  received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence;

  •
  discussed with the independent registered public accounting firm its independence from the Company and its management; and

  •
  met with the director of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company's financial reporting.

        On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission. Also, the Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2016.

        The Audit Committee also concluded that the independent registered public accounting firm's provision of non-audit services to the Company and its affiliates as described in the following section is compatible with the independent registered public accounting firm's independence.

Peter S. Hellman, Chair
Alan J. Murray
Hari N. Nair
Thomas L. Young

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        In accordance with the SEC's auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading "Pre-Approval of Independent Registered Public Accounting Firm Services."

Fees Paid to Ernst & Young LLP

        The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2015 and 2014 for these various services were:

Type of Fees	2015	2014
	($ in millions)
Audit fees	$7.17	$5.95
Audit-related fees	0.34	0.37
Tax fees	1.02	0.12
All other fees	0.03	0.00

Total	$8.56	$6.44

        In the above table: (a) "audit fees" were for the audit and quarterly reviews of the consolidated accounts, attestation report on internal control required by Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits of international subsidiaries, audits of subsidiaries whose securities are pledged as collateral and services related to SEC filings and non-SEC offerings; (b) "audit-related fees" were for audits of employee benefit plans, agreed-upon procedures for third parties and other accounting consultations; (c) "tax fees" were for tax return preparation, federal, state and local tax planning, international tax planning and advice as well as for services related to a significant acquisition by the Company; and (d) "all other fees" were for other projects throughout the year. All fees for professional services by Ernst & Young LLP were approved in advance under the Board's pre-approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

        No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee as follows:

Statement of Principles

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm's independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

        A description of the Audit, Audit-Related, Tax, and All Other services that have the pre-approval of the Audit Committee are found below. For non-audit services, Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

Delegation

        The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

        The annual audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-Related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the firm and is consistent with the SEC's rules on auditor independence.

        Company management will submit to the Audit Committee for approval the list of audit-related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit-related services not pre-approved must be separately pre-approved by the Audit Committee.

Tax Services

        The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm's independence.

        Company management will submit to the Audit Committee for approval the list of tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All tax services involving large and complex transactions not pre-approved must be separately pre-approved by the Audit Committee.

All Other Services

        The Audit Committee will separately pre-approve those permissible non-audit services classified as "all other services" that it believes are routine and recurring services and would not impair the independence of the firm.

        A list of the SEC's prohibited non-audit services is set forth below. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

        Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

Procedures

        Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or his designee and must include a statement as to whether the request or application is consistent with the SEC's rules on auditor independence. The Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

        With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation regarding the specific services to be provided.

Prohibited Non-Audit Services

  •
  Bookkeeping or other services related to the accounting records or financial statements of the audit client

  •
  Financial information systems design and implementation

  •
  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

  •
  Actuarial services

  •
  Internal audit outsourcing services

  •
  Management functions

  •
  Human resources

  •
  Broker-dealer, investment adviser or investment banking services

  •
  Legal services

  •
  Expert services unrelated to the audit

 PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

        Although the Board is not required to submit the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for share owner approval, the Board has elected to seek ratification by the share owners of the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016. In the event the Company's share owners do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

        A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

 PROPOSAL 3:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Company is asking its share owners to provide advisory approval of the compensation of its NEOs as described above under the heading "Executive Compensation." While this vote is advisory, and not binding on the Company, it will provide information to the Compensation Committee regarding investor sentiment about the Company's executive compensation philosophy, policies and practices which the Compensation Committee will consider when determining executive compensation for the remainder of 2016 and beyond. The Compensation Committee approves executive compensation programs that are designed to align executive pay with share owners' interests, as well as with the annual and longer-term performance of the Company. This alignment is evidenced by the executive officers receiving a 2015 annual incentive plan payout below the target payout level based on Total O-I EBIT performance (on a constant currency basis) that was below the 2015 performance target, as well as a 2013-2015 long-term incentive plan performance share unit payout below the target payout level based on above target performance for return on invested capital, but lower than threshold performance for adjusted earnings per share.

        The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company's management processes, as well as balance in rewards programs, are evidenced by the following:

  •
  A major portion of target compensation for each NEO is "at risk".

  •
  Formal reviews are conducted annually of market survey data and proxy data for comparator group companies, the results of which are used as input into NEO compensation decisions.

  •
  The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.

  •
  Regular "risk assessment" analyses are completed to evaluate the Company's overall executive compensation practices and processes.

  •
  Annual and long-term incentive funding is driven entirely through a balance of financial metrics that are aligned with share owner value creation. The annual Senior Management Incentive Program measures EBIT, while the long-term incentive programs place a significant emphasis on Company performance and share owner value creation through performance share units and stock options. The performance share units measure return on invested capital, adjusted earnings per share, and (new for the 2015 grants) organic revenue growth (constant currency).

  •
  The Company develops challenging performance standards for the annual and long-term incentives. Payouts against performance standards are formulaic and have resulted in no award when performance is not up to minimum thresholds and larger awards when performance exceeds expectations.

  •
  Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.

  •
  The Company's senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

        The Board strongly endorses the Company's executive compensation program and recommends that the share owners vote in favor of the following resolution:

  RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

        Because the vote is advisory, it will not be binding on the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. Because the Company has determined to hold future advisory votes on executive compensation annually, the next such vote will occur at the 2017 Annual Meeting of Share Owners.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 16, 2016 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the outstanding Common Stock known to the Company, each of the Company's directors, director nominees, named executive officers and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage
The Vanguard Group, Inc.(2) 100 Vanguard Blvd Malvern, Pennsylvania 19355	13,418,881	8.3
Atlantic Investment Management, Inc.(3) 666 Fifth Avenue New York, New York 10103	12,091,413	7.5
First Pacific Advisors, LLC(4) 11601 Wilshire Blvd. Suite 1200 Los Angeles, CA 90025	10,345,210	6.4
BlackRock, Inc.(5) 55 East 52nd Street New York, New York 10055	9,758,676	6.0
James W. Baehren(6)(7)(9)	150,065	—	*
Jan A. Bertsch(6)(9)	32,104	—	*
Stephen P. Bramlage Jr.	—	—	*
Gary F. Colter(8)	36,646	—	*
Joseph J. DeAngelo	—	—	*
Gordon Hardie(8)	3,888	—	*
John A. Haudrich(6)(9)	42,247	—	*
Peter S. Hellman(8)	31,852	—	*
Paul A. Jarrell(6)(9)	80,636	—	*
Anastasia D. Kelly(8)	39,939	—	*
Andres A. Lopez(6)(7)(9)	153,984	—	*
John J. McMackin, Jr.(8)	47,757	—	*
Alan J. Murray(8)	3,888	—	*
Hari N. Nair(8)	8,712	—	*
Hugh H. Roberts(8)	30,364	—	*

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage
Albert P. L. Stroucken(6)	1,373,760	—	*
Carol A. Williams(8)	7,298	—	*
Dennis K. Williams(8)	29,693	—	*
Thomas L. Young(8)	29,664	—	*

All directors and executive officers as a group (21 persons)(6)(7)(8)(9)	2,196,387	1.4

*
Indicates less than one percent (1%) ownership.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The Schedule 13G/A dated February 11, 2016 received by the Company from the Vanguard Group, Inc. ("Vanguard") indicated that Vanguard is the beneficial owner of 13,418,881 shares of the Common Stock, with the sole power to vote or to direct the vote on 257,069 shares, the shared power to vote or to direct the vote on 8,900 shares the sole power to dispose or to direct the disposition of 13,162,612 shares and the shared power to dispose or to direct the disposition of 256,269 shares.

(3)
The Schedule 13D/A dated December 17, 2014 received by the Company from Atlantic Investment Management, Inc. ("Atlantic Investment") indicated that Atlantic Investment is the beneficial owner of 12,091,413 shares of the Common Stock, with the sole power to vote or to direct the vote on 12,091,413 shares and the sole power to dispose or to direct the disposition of 12,091,413 shares.

(4)
The Schedule 13G dated February 16, 2016 received by the Company from First Pacific Advisors, LLV ("FPA") indicated that FPA is the beneficial owner of 10,345,210 shares of the Common Stock, with the shared power to vote or to direct the vote on 935,580 shares and the shared power to dispose or to direct the disposition of 10,345,210 shares.

(5)
The Schedule 13G/A dated February 10, 2016 received by the Company from BlackRock, Inc. ("BlackRock") indicated that BlackRock is the beneficial owner of 9,758,676 shares of the Common Stock, with the sole power to vote or to direct the vote on 8,704,045shares and the sole power to dispose or to direct the disposition of 9,758,676 shares.

(6)
The number of shares beneficially owned includes the following currently exercisable options:

Director/Officer	Options
James W. Baehren	59,172
Jan A. Bertsch	—
John A. Haudrich	18,217
Andres A. Lopez	55,040
Paul A. Jarrell	33,310
Albert P. L. Stroucken	509,877
All directors and executive officers as a group	700,387
(7)
The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of March 16, 2016:

Officer	Restricted Stock
James W. Baehren	40,000
Andres A. Lopez	1,000
All directors and executive officers as a group	48,000
(8)
The number of shares shown as beneficially owned includes the following number of unvested restricted stock units that will vest within 60 days of March 16, 2016:

Director	Restricted Stock Unit
Gary F. Colter	3,888
Gordon J. Hardie(a)	3,888
Peter S. Hellman	3,888
Anastasia D. Kelly	3,888
John J. McMackin, Jr.	3,888
Alan J. Murray(b)	3,888
Hari Nair	3,888
Hugh H. Roberts	3,888
Carol A. Williams	3,888
Dennis K. Williams	3,888
Thomas L. Young	3,888
All directors and executive officers as a group	42,768
  a)
  Mr. Hardie became a Director on May 12, 2015, the Annual Meeting date. As stated under the "Director Compensation and Other Information" on page 18, each non-management director receives on the date immediately following the Annual Meeting an RSU grant, therefore Mr. Hardie received the full grant award.

  b)
  Mr. Murray became a Director on May 12, 2015, the Annual Meeting date. As stated under the "Director Compensation and Other Information" on page 18, each non-management director receives on the date immediately following the Annual Meeting an RSU grant, therefore Mr. Murray received the full grant award.

(9)
The table includes the number of shares of Common Stock that Mr. Baehren, Ms. Bertsch, Mr. Haudrich, Mr. Jarrell and Mr. Lopez, and all directors and executive officers as a group held in the Stock Purchase and Savings Program. No shares are held in such program for Mr. Stroucken.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC with a copy to the New York Stock Exchange. These reporting persons are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of these reporting persons made all required filings on time during 2015.

2017 ANNUAL MEETING OF SHARE OWNERS

        A share owner desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2017 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company no later than December 2, 2016. The Company requests that all such proposals be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

        Share owners who submit to the Company evidence of their Common Stock ownership may recommend candidates for the Board. Recommendations of candidates for the Board submitted by share owners for consideration for the 2017 Annual Meeting will be considered by the Nominating/Corporate Governance Committee if the Company receives written notice of such recommendations no later than December 4, 2016. The Company requests that all such notices be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 435512999. The notice must include certain information about that person being recommended, including (i) age, (ii) business and residence addresses, (iii) principal occupation, (iv) a description of any arrangements or understandings between the share owner and such nominee pursuant to which the nomination is to be made by the share owner, and (v) such other information as would be required to be included in a proxy statement soliciting proxies to elect that person as a director. The notice must also contain the consent of the nominee to serve as a director if so elected.

        Share owners wishing to submit proposals or director nominations that are not to be included in such Proxy Statement must give timely notice thereof in writing to the Secretary. To be timely, a share owner's proposal or nomination must be received by the Company no later than February 1, 2017, and must otherwise satisfy the requirements of the Company's By-Laws as then in effect. If the date of the 2017 Annual Meeting changes by more than thirty (30) days from the date of the 2016 Annual Meeting, a share owner's proposal or nomination must be received by the Company no later than ten (10) calendar days following the first public announcement of the revised date of the 2017 Annual Meeting.

FORWARD LOOKING STATEMENTS

        This Proxy Statement contains "forward looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future events or otherwise. Forward looking statements should be evaluated together with the many uncertainties that affect the Company's business, particularly those mentioned in the risk factors in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and in the Company's periodic reports on Form 10-Q and Form 8-K.

PROXY SOLICITATION

        The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board's recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

        The Company has made this Proxy Statement, the Company's 2015 Annual Report to share owners and the Stakeholder Letter available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Annual Report to share owners are the Company's consolidated financial statements for the year ended December 31, 2015.

        A copy of the Company's Annual Report on Form 10-K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to Owens-Illinois, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Annual Report on Form 10-K is also available without charge on the Company's website at www.o-i.com.

Perrysburg, Ohio

April 1, 2016

 Appendix A

RECONCILIATION OF ADJUSTED NET EARNINGS TO EARNINGS FROM
CONTINUING OPERATIONS ATTRIBUTABLE TO THE COMPANY

        The information presented regarding adjusted net earnings relates to earnings attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results on ongoing operations. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the Board of Directors, management, investors and analysts to better understand the Company's financial performance in relationship to core operating results and the business outlook.

	Year ended December 31
(Dollars in millions, except per share amounts)	2015	2014
Earnings (loss) from continuing operations attributable to the Company	$(70)	$98
Items that management considers not representative of ongoing operations	395	338

Adjusted net earnings	$325	$436

Currency effect on earnings (2014 only)(1)		$(92)

Earnings on a constant currency basis (2014 only)		$344

Diluted shares outstanding (millions)	161.2	166.0
Earnings (loss) per share from continuing operations (diluted)	$(0.44)	$0.59

Adjusted net earnings per share	$2.00	$2.63

Adjusted earnings per share on a constant currency basis		$2.07

(1)
Currency effect on earnings determined by using month-end foreign exchange rates in 2015 to translate 2014 local currency results.

RECONCILIATION OF FREE CASH FLOW TO CASH PROVIDED BY
CONTINUING OPERATING ACTIVITIES

        The information presented regarding free cash flow relates to cash provided by continuing operating activities less capital spending and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the

A-1

Board of Directors, management, investors and analysts to better understand the Company's financial performance in relationship to core operating results and the business outlook.

	Year ended December 31
(Dollars in millions)	2015	2014	2013	2012	2011
Cash provided by continuing operating activities	$612	$698	$700	$580	$505
Additions to property, plant and equipment—continuing operations	(402)	(369)	(361)	(290)	(285)

Free cash flow	$210	$329	$339	$290	$220

A-2

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. VOTE IN PERSON This card serves as an admission ticket for one shareholder as of March 16, 2016 and must be presented at the door for admittance to the Annual Meeting of Share Owners. At the meeting, you will need to request a ballot to vote these shares. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. OWENS-ILLINOIS, INC. ONE MICHAEL OWENS WAY PERRYSBURG, OH 43551 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E03626-P74640 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. OWENS-ILLINOIS, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) 06) Gary F. Colter Joseph J. DeAngelo Gordon J. Hardie Peter S. Hellman Anastasia D. Kelly Andres A. Lopez 07) 08) 09) 10) 11) 12) John J. McMackin, Jr. Alan J. Murray Hari N. Nair Hugh H. Roberts Carol A. Williams Dennis K. Williams The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain ! ! ! ! ! ! 2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016. 3. To approve, by advisory vote, the Company's named executive officer compensation. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Stakeholder Letter, Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E03627-P74640 OWENS-ILLINOIS, INC. Annual Meeting of Share Owners May 12, 2016 9:00 AM EDT This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Jan A. Bertsch, James W. Baehren and Paul A. Jarrell and each of them, or if more than one present and acting then a majority thereof, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Owens-Illinois, Inc. held of record by the undersigned on March 16, 2016, at the Annual Meeting of Share Owners to be held on May 12, 2016, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to New York Life Trust Company, as Trustee, to vote all shares of common stock of Owens-Illinois, Inc. allocated to the account(s) of the undersigned as of March 16, 2016, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made: This proxy will be voted FOR the election of the director nominees, FOR Proposal 2 and FOR Proposal 3. New York Life Trust Company, as Trustee, will vote all such shares allocated to the Plan account(s) of the undersigned on all proposals in accordance with the majority of Plan shares for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT STOCK HELD WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side